Exhibit 99.2

• Property List INVESTOR RELATIONS DEPARTMENT • 3300 ENTERPRISE PARKWAY BEACHWOOD, OHIO 44122 • p. (216) 755-5500 f. (216) 755-1500 • WWW.DDR.COM For the year ended December 31, 2008

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Table of Contents

Section	Page
Earnings Release & Financial Statements	1.0

Financial Summary	2.0
Financial Highlights	2.1
Market Capitalization and Financial Ratios	2.2
Market Capitalization Summary	2.3
Significant Accounting Policies	2.4
Other Real Estate Information	2.5
Reconciliation of Non-GAAP Financial Measures	2.6

Joint Venture Financial Summary	3.0
Joint Venture Investment Summary	3.1
Joint Venture Combining Financial Statements	3.2

Investment Summary	4.0
Capital Transactions	4.1
Acquisitions	4.2
Dispositions	4.2
Development Projects	4.3
Development Delivery and Funding Schedules	4.4
Expansion and Redevelopment Projects	4.5
Summary of Recently Developed Assets	4.6
Summary of Recently Expanded and Redeveloped Assets	4.7

Portfolio Summary	5.0

Debt Summary	6.0
Consolidated Debt	6.1
Joint Venture Debt	6.2
Consolidated and Joint Venture Maturities	6.3

Investor Contact Information	7.0
Property list available online at www.ddr.com
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward- looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property, the loss of a major tenant or inability to enter into definitive agreements with regard to our financing arrangements or our failure to satisfy conditions to the completion of these arrangements. For more details on the risk factors, please refer to the Company’s Form on 10-K as of December 31, 2007.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Contact:	Scott A. Wolstein	Francine Glandt
	Chairman and	Vice President of Capital Markets and Treasurer
	Chief Executive Officer	216-755-5500
	216-755-5500	FGlandt@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS FFO PER
DILUTED SHARE OF $3.29 FOR THE YEAR ENDED DECEMBER 31, 2008 BEFORE NON-
RECURRING GAINS AND LOSSES
CLEVELAND, OHIO, February 23, 2009 - Developers Diversified Realty Corporation (NYSE: DDR), the nation’s leading owner, manager and developer of market-dominant shopping centers, today reported operating results for the fourth quarter and year ended December 31, 2008.
•	The Company’s fourth quarter operating Funds From Operations (“FFO”) was $0.74 per share after adjusting for the $216.3 million of charges summarized below and eliminating the gain on repurchase of unsecured notes of $11.4 million.

FFO and net income for the three-month period ended December 31, 2008, reflected $216.3 million, or $1.78 per share, of net charges, primarily non cash, summarized as follows (in millions):

Consolidated non-cash impairment charges	$79.9
Non-cash termination of an equity award plan	15.8
Abandoned projects, transaction costs and other expenses	20.8
Non-cash impairment charges on equity investments	107.0
Impairment charges and other expense recorded in equity income (loss) from joint ventures	8.5
Loss on sale of discontinued operations	3.0
Effect of above charges allocated to minority interest	(18.7)

$216.3

•	FFO applicable to common shareholders for the three-month period ended December 31, 2008 was a loss of $114.9 million or a loss of $0.95 per diluted share which compares to FFO income of $100.0 million or $0.82 per diluted share for the prior-year comparable period. Net loss applicable to common shareholders for the three-month period ended December 31, 2008 was $190.2 million or a loss of $1.57 per diluted share which compares to net income of $32.2 million or $0.27 per diluted share for the prior-year comparable period.

•	The Company’s operating FFO for the year was $3.29 per share after adjusting for the $225.6 million of charges summarized below and eliminating the gain on repurchase of unsecured notes of $11.6 million.

FFO and net income for the year ended December 31, 2008, reflected $225.6 million, or $1.86 per share, of net charges, primarily non cash, summarized as follows (in millions):

Consolidated non-cash impairment charges	$79.9
Non-cash termination of an equity award plan	15.8
Abandoned projects, transaction costs and other expenses	28.3
Non-cash impairment charges on equity investments	107.0
Impairment charges and other expense recorded in equity income (loss) from joint ventures	4.6
Loss on sale of discontinued operations	8.7
Effect of above charges allocated to minority interest	(18.7)

$225.6

•	FFO applicable to common shareholders for the year ended December 31, 2008 was $183.8 million, or $1.52 per diluted share which compares to $465.0 million or $3.79 per diluted share in 2007. For the year ended December 31, 2008, net loss applicable to common shareholders was $100.0 million or $0.83 per diluted share which compares to net income of $225.1 million or $1.85 per diluted share in 2007. The decrease in FFO and net income per share for the year ended December 31, 2008, is primarily related to the charges described above for the three-month period and a reduction in the amount of transactional income recognized in 2008, primarily related to gains on disposition of real estate that occurred in 2007, as described below.

•	Executed leases during the fourth quarter totaled approximately 1.9 million square feet, including 105 new leases and 204 renewals.

•	On a cash basis, base rental rates increased 10.0% on new leases, 2.7% on renewals and 4.0% overall.

•	Core portfolio leased percentage at December 31, 2008 was 92.2%.

•	Same store net operating income (“NOI”) for the year increased 1.7% over the prior-year comparable period.
Scott A. Wolstein, Developers Diversified’s Chairman and Chief Executive Officer, stated, “I am pleased to announce this quarter’s operating results, which have proven to be relatively resilient despite the severe economic challenges. We continue to see consumers shift their shopping habits to value-oriented retailers, which make up a large percentage of our portfolio. We are very proud of our leasing team’s ability to execute leases in this challenging environment, reflected by nearly 2 million square feet of executed leases this quarter.
While our financial results were lowered by significant impairment charges and certain other non-recurring charges, our core operating results were in line with expectations and continue to display relative stability as we weather these unprecedented economic challenges. We made progress in the fourth quarter, but are extremely focused on further improving our liquidity and lowering leverage.”
Financial Results:
Net loss applicable to common shareholders was $190.2 million, or $1.57 per share (diluted and basic), for the three-month period ended December 31, 2008, as compared to net income of $32.2 million, or $0.27 per share (diluted and basic), for the prior year comparable period.

For the three-month period ended December 31, 2008, FFO per share was a loss of $0.95 (diluted and basic) compared to income of $0.82 (diluted and basic) for the prior-year comparable period. FFO applicable to common shareholders was a loss of $114.9 million for the three-month period ended December 31, 2008, as compared to FFO income of $100.0 million for the three-month period ended December 31, 2007.
Net loss applicable to common shareholders was $100.0 million, or $0.83 per share (diluted and basic), for the year ended December 31, 2008, as compared to net income of $225.1 million, or $1.85 per share (diluted) and $1.86 per share (basic), for the previous year. The decrease in net income for the year ended December 31, 2008, is primarily the result of non-cash impairment charges recorded relating to the Company’s consolidated real estate assets as well as its unconsolidated joint venture investments aggregating $169.2 million, net of amounts applicable to minority interests, a non-cash charge of $15.8 million related to the termination of an equity award plan and costs incurred of $28.3 million related to abandoned projects, transaction costs and other non recurring/one time expenses partially offset by a gain on the repurchase of the Company’s senior notes of $11.6 million and lower transactional income earned compared to the same period in 2007 (gains on disposition of real estate of approximately $79 million and promoted income from joint venture interests of approximately $14.3 million in 2007) relating to the transfer of 62 assets to unconsolidated joint venture interests and the sale of 67 assets to third parties.
For the years ended December 31, 2008 and 2007, FFO per share was $1.52 (diluted and basic) and $3.79 (diluted) and $3.80 (basic), respectively. FFO applicable to common shareholders was $183.8 million for the year ended December 31, 2008, as compared to $465.0 million for the year ended December 31, 2007. The decrease in FFO for the year ended December 31, 2008, is primarily a result of the same factors impacting net income as described above.
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO provides an additional indicator of the financial performance of a REIT. The Company also believes that FFO more appropriately measures the core operations of the Company and provides a benchmark to its peer group. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for those sold through the Company’s merchant building program, which are presented net of taxes, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from minority equity investments and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and minority equity investments, determined on a consistent basis. Other real estate companies may calculate FFO in a different manner. A reconciliation of net income to FFO is presented in the financial highlights section.
Leasing:
The following results from the three-month period ended December 31, 2008 highlight continued strong leasing activity throughout the portfolio:
•	Executed 105 new leases aggregating approximately 0.5 million square feet and 204 renewals aggregating approximately 1.4 million square feet.

•	On a cash basis, rental rates on new leases increased 10.0% and rental rates on renewals increased 2.7%. Overall, rental rates for new leases and renewals increased 4.0%.

•	Total portfolio average annualized base rent per occupied square foot, excluding Brazil, as of December 31, 2008 was $12.43, as compared to $12.33 at December 31, 2007.

•	Core portfolio leased rate was 92.2% as of December 31, 2008, as compared to 96.0% at December 31, 2007.
Total annual recurring leasing capital expenditures for the Company and its joint ventures are estimated to be approximately $32 million ($0.27 per square foot of owned GLA) in 2009 calculated based on 100% of the funding.
Dispositions:
The Company sold 11 shopping center properties, aggregating 0.4 million square feet for approximately $35.6 million and recognized a net loss of approximately $3.0 million in the fourth quarter of 2008. An additional seven assets were sold in the first quarter of 2009 for approximately $65.8 million of which a portion of the proceeds will be allocable to minority partners.
Wholly-Owned and Consolidated Joint Venture Development:
The Company currently has the following wholly-owned and consolidated joint venture shopping center projects under construction:

		Expected
	Owned	Net Cost	Initial Anchor
Location	GLA	($ Millions)	Opening *	Description
Ukiah (Mendocino), California **	228,943	$66.9	2H 11	Mixed Use
Guilford, Connecticut	137,527	48.0	2H 10	Lifestyle Center
Miami (Homestead), Florida	272,610	79.7	2H 08	Community Center
Miami, Florida	391,351	148.8	2H 06	Mixed Use
Boise (Nampa), Idaho	431,689	126.7	2H 07	Community Center
Boston (Norwood), Massachusetts	56,343	26.7	2H 09	Community Center
Boston, Massachusetts (Seabrook, New Hampshire)	210,855	54.5	2H 10	Community Center
Elmira (Horseheads), New York	350,987	55.0	1H 07	Community Center
Raleigh (Apex), North Carolina (Promenade)	72,830	16.9	2H 09	Community Center
Austin (Kyle), Texas **	443,092	77.2	2H 09	Community Center

Total	2,596,227	$700.4

*	1H = First Half, 2H = Second Half; either actual or anticipated

**	Consolidated 50% Joint Venture
At December 31, 2008, approximately $472.6 million of costs were incurred in relation to the Company’s 10 wholly-owned and consolidated joint venture development projects under construction.
In addition to these current developments, several of which will be phased in, the Company and its joint venture partners intend to commence construction on various other developments only after substantial tenant leasing has occurred and acceptable construction financing is available, including several international projects.
Unconsolidated Joint Venture Development:
The Company’s unconsolidated joint ventures have the following shopping center projects under construction. At December 31, 2008, approximately $479.7 million of costs had been incurred in relation to these development projects.

	DDR’s Effective		Expected	Initial
	Ownership	Owned	Net Cost	Anchor
Location	Percentage	GLA	($ Millions)	Opening*	Description
Kansas City (Merriam), Kansas	20.0%	158,632	$43.7	TBD	Community Center
Detroit (Bloomfield Hills), Michigan	10.0%	623,782	189.8	TBD	Lifestyle Center
Dallas (Allen), Texas	10.0%	797,665	171.2	1H 08	Lifestyle Center
Manaus, Brazil	47.4%	477,630	98.2	1H 09	Enclosed Mall

Total		2,057,709	$502.9

*	1H = First Half, 2H = Second Half; either actual or anticipated; TBD= to be determined.
Wholly-Owned and Consolidated Joint Venture Redevelopments and Expansions:

The Company is currently expanding/redeveloping the following wholly-owned and consolidated joint venture shopping centers at a projected aggregate net cost of approximately $106.9 million. At December 31, 2008, approximately $76.6 million of costs had been incurred in relation to these projects.

Property	Description
Miami (Plantation), Florida	Redevelop shopping center to include Kohl’s and additional junior tenants
Chesterfield, Michigan	Construct 25,400 sf of small shop space and retail space
Fayetteville, North Carolina	Redevelop 18,000 sf of small shop space and construct an outparcel building
Unconsolidated Joint Venture Redevelopments and Expansions:
The Company’s unconsolidated joint ventures are currently expanding/redeveloping the following shopping centers at a projected net cost of $154.2 million, which includes original acquisition costs related to assets acquired for redevelopment. At December 31, 2008, approximately $116.7 million of costs had been incurred in relation to these projects. The following is a summary of these joint venture redevelopment and expansion projects:

	DDR’s
	Effective
	Ownership
Property	Percentage	Description
Buena Park, California	20%	Large-scale re-development of enclosed mall to open-air format
Los Angeles (Lancaster), California	21%	Relocate Wal-Mart and redevelop former Wal-Mart space
Benton Harbor, Michigan	20%	Construct 89,000 square feet of anchor space and retail shops
Dividends:
The Company’s board of directors has approved the payment of DDR’s first quarter dividend in a combination of cash and shares of the Company’s common stock. The Company intends to limit the aggregate amount of cash payable to shareholders in the dividend to 10% of the total dividend paid. This new payout initiative is a part of the Company’s strategy to further enhance liquidity and maximize free cash flow and maintain its REIT status.
Financings:
The Company’s joint venture in Brazil obtained 8.5% fixed-rate, twelve-year financing of R$112 million for the development in Manaus, Brazil. In addition, during the fourth quarter, the Company refinanced a $19 million development loan for a consolidated joint venture with a new loan of approximately $30 million at an interest rate of LIBOR plus 300 bps, which matures in January 2010.
In the fourth quarter of 2008, the Company purchased approximately $66.9 million face amount of its outstanding senior notes at a discount to par resulting in a gain of approximately $11.4 million. Additionally, during January 2009, the Company purchased an additional $10 million of senior notes. In January 2009, the Company repaid in full approximately $227 million of its senior notes upon maturity primarily with borrowings under its revolving credit facility.
Equity Issuances:
The Company sold approximately 8.6 million of its common shares in December 2008, generating net proceeds of approximately $43 million in the aggregate through its continuous equity program. Substantially, all net proceeds have been used to repay debt.

Developers Diversified Realty Corporation currently owns and manages over 710 retail operating and development properties in 45 states, plus Puerto Rico, Brazil and Canada, totaling approximately 157 million square feet. Developers Diversified Realty Corporation is a self-administered and self-managed REIT operating as a fully integrated real estate company which acquires, develops, leases and manages shopping centers.
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at our corporate office to Francine Glandt, Vice President of Capital Markets and Treasurer, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or on our Web site which is located at http://www.ddr.com.
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of , significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements and the finalization of the financial statements for three-month period and year ended December 31, 2008. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2007. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

	Three-Month Period		Year Ended
	Ended December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Minimum rents (A)	$156,158	$157,870	$628,664	$635,415
Percentage and overage rents (A)	4,267	5,066	9,414	10,540
Recoveries from tenants	47,269	51,009	198,919	203,126
Ancillary and other property income	6,460	5,505	22,294	19,518
Management, development and other fee income	15,588	15,934	62,890	50,840
Other (B)	1,457	161	9,291	13,697

	231,199	235,545	931,472	933,136

Expenses:
Operating and maintenance (C)	40,340	37,790	146,346	131,409
Real estate taxes	27,610	25,617	110,773	107,428
Impairment charges (D)	79,864	—	79,864	—
Termination of equity award plan (E)	15,837	—	15,837	—
General and administrative (E)	20,275	20,940	81,882	81,244
Depreciation and amortization	65,085	53,358	242,032	214,445

	249,011	137,705	676,734	534,526

Other income (expense):
Interest income	2,682	1,045	5,473	8,772
Interest expense	(61,790)	(63,789)	(244,212)	(258,149)
Gain on repurchase of senior notes	11,351	—	11,552	—
Abandoned projects and transaction costs (D)	(11,519)	—	(12,433)	—
Other expenses (F)	(9,273)	(2,344)	(15,819)	(3,019)

	(68,549)	(65,088)	(255,439)	(252,396)

(Loss) income before equity in net (loss) income of joint ventures, minority interests, income tax benefit (expense) of taxable REIT subsidiaries and franchise taxes, discontinued operations and gain on disposition of real estate, net of tax	(86,361)	32,752	(701)	146, 214
Equity in net (loss) income of joint ventures (G)	(4,205)	9,343	17,719	43,229
Impairment of joint venture investments (D)	(106,957)	—	(106,957)	—
Minority interests (H)	17,053	(2,013)	11,188	(18,218)
Income tax benefit (expense) of taxable REIT subsidiaries and Franchise taxes (I)	2,351	(633)	17,434	14,669

(Loss) income from continuing operations	(178,119)	39,449	(61,317)	185,894
(Loss) income from discontinued operations (J)	(2,117)	(1,795)	(3,421)	21,302

(Loss) income before gain on disposition of real estate	(180,236)	37,654	(64,738)	207,196
Gain on disposition of real estate, net of tax	594	5,137	6,962	68,851

Net (loss) income	$(179,642)	$42,791	$(57,776)	$276,047

Net (loss) income applicable to common shareholders	$(190,209)	$32,224	$(100,045)	$225,113

Funds From Operations (“FFO”):
Net (loss) income applicable to common shareholders	$(190,209)	$32,224	$(100,045)	$225,113
Depreciation and amortization of real estate investments	63,603	53,577	236,344	214,396
Equity in net loss (income) of joint ventures (I)	4,205	(9,343)	(17,719)	(43,229)
Joint ventures’ FFO (I)	7,433	21,949	68,355	84,423
Minority interests (OP Units) (J)	—	569	1,145	2,275
Loss (gain) on disposition of depreciable real estate	77	1,057	(4,244)	(17,956)

FFO applicable to common shareholders	(114,891)	100,033	183,836	465,022
Preferred dividends	10,567	10,567	42,269	50,934

FFO	$(104,324)	$110,600	$226,105	$515,956

Per share data:
(Loss) earnings per common share
Basic	$(1.57)	$0.27	$(0.83)	$1.86

Diluted	$(1.57)	$0.27	$(0.83)	$1.85

Dividends Declared	$—	$0.66	$2.07	$2.64

Funds From Operations — Basic (K)	$(0.95)	$0.82	$1.52	$3.80

Funds From Operations — Diluted (K)	$(0.95)	$0.82	$1.52	$3.79

Basic — average shares outstanding	121,019	120,786	119,843	120,879

Diluted — average shares outstanding	121,019	121,103	119,987	121,497

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(A)	Base and percentage rental revenues for the year ended December 31, 2008, as compared to the prior year, decreased $7.9 million, primarily due to the disposition of properties in 2008 and 2007 to joint venture interests and third parties aggregating $29.0 million. Partially offsetting this decrease were the following increases in base and percentage rental revenues: an increase of $3.3 million relating to the core portfolio properties (an increase of 0.6% over the comparable period in 2007), $17.8 million from the acquisition of assets and the merger with IRRETI, $3.8 million related to developments and redevelopments and $0.4 million from an increase in occupancy at the Company’s business centers. Included in rental revenues for the years ended December 31, 2008 and 2007, is approximately $8.0 million and $12.1 million, respectively, of revenue resulting from the recognition of straight-line rents.
(B)	Other income for the three-month periods and years ended December 31, 2008 and 2007 was comprised of the following (in millions):

	Three-Month Period		Year Ended
	Ended December 31,		December 31,
	2008	2007	2008	2007
Acquisition fees	$—	$0.1	$—	$6.4
Lease termination fees	0.8	0.1	6.3	5.0
Financing fees	0.1	—	2.0	1.5
Other miscellaneous	0.6	—	1.0	0.8

	$1.5	$0.2	$9.3	$13.7

(C)	Included in operating and maintenance expense is bad debt expense aggregating $8.5 million and $2.4 million relating to the three-month periods ended December 31, 2008 and 2007, respectively. Fourth quarter 2008 bad debt expense includes the write off of $4.1 million of straight-line rents relating to Mervyns, of which 50% is allocable to minority interest. For the years ended December 31, 2008 and 2007, bad debt expense was $18.7 million and $9.0 million or 2% and 1% of total revenues, respectively.
(D)	Due to the continued deterioration of the U.S. capital markets and the lack of liquidity and the related impact on the real estate market and retail industry, during the fourth quarter of 2008, the Company recorded impairment charges on several consolidated real estate investments, including both operating shopping centers and land under development, to the extent the book basis of the asset was in excess of the estimated fair market value. As discussed below, some of these charges are allocable to minority interest thereby providing a partial offset. In addition, the Company determined that several of its unconsolidated joint venture investments suffered an “Other than Temporary Impairment.” The Company recorded approximately $107.0 million of impairment charges associated with certain of its joint venture investments in accordance with Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investment in Common Stock.” The provisions of this opinion require that a loss in value of an investment under the equity method of accounting which is an other than “temporary” decline must be recognized. The Company also wrote off costs related to abandoned development projects as well as costs incurred for transactions that are not expected to close.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the years ended December 31, 2008 and 2007, general and administrative expenses were approximately 5.2% and 4.5%, respectively, of total revenues, including joint venture revenues. For the year ended December 31, 2008, the Company recorded a non-cash charge of approximately $15.8 million related to the termination of a supplemental equity award plan. Excluding this charge, general and administrative expenses were 4.3% of total revenues for the year ended December 31, 2008. For the year ended December 31, 2007, the Company recorded a charge of approximately $4.1 million to general and administrative expense in connection with the Company’s former president’s resignation as an executive officer. Excluding this charge, general and administrative expenses were 4.3% of total revenues for the year ended December 31, 2007.
(F)	Other expense primarily relates to a reserve associated with a mezzanine notes receivable as well as litigation costs related to a potential liability associated with a legal verdict. The accrual for the legal verdict was established in the third quarter of 2008.
(G)	The following is a summary of the combined operating results of the Company’s joint ventures:

	Three-Month Period		Year Ended
	Ended December 31,		December 31,
	2008	2007	2008	2007
Revenues from operations (a)	$231,716	$237,654	$946,340	$812,630

Operating expense	82,682	84,547	328,875	272,277
Impairment charges (b)	3,887	—	3,887	—
Depreciation and amortization of real estate investments	65,929	57,825	241,652	193,032
Interest expense	82,572	79,543	307,580	269,405

	235,070	221,915	881,994	734,714

Income (loss) from operations before tax benefit (expense) and discontinued operations	(3,354)	15,739	64,346	77,916
Income tax (expense) benefit	(3,485)	2,664	(15,479)	(4,839)
(Loss) gain on disposition of real estate	(18)	1,399	(67)	94,386
(Loss) income from discontinued operations, net of tax	(10)	75	105	(784)
Income (loss) on disposition of discontinued operations, net of tax	7,364	(12)	7,364	2,516
Other expense, net (c)	(47,791)	—	(31,318)	—

Net (loss) income	$(47,294)	$19,865	$24,951	$169,195

DDR ownership interests (d)	$(5,482)	$10,017	$17,335	$44,537

FFO from joint ventures are summarized as follows:

Net income	$(47,294)	$19,865	$24,951	$169,195
Loss (gain) on disposition of real estate, including discontinued operations	(7,364)	228	(7,350)	(91,111)
Depreciation and amortization of real estate investments	65,928	57,919	241,651	193,437

	$11,270	$78,012	$259,252	$271,521

DDR ownership interests (d)	$7,433	$21,949	$68,355	$84,423

DDR joint venture distributions received, net (e)	$24,467	$17,323	$65,957	$97,104

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(a)	Revenues for the three-month periods ended December 31, 2008 and 2007 included approximately $0.7 million and $2.7 million, respectively, resulting from the recognition of straight-line rents, of which the Company’s proportionate share was not material and $0.4 million, respectively. Revenues for the years ended December 31, 2008 and 2007 included approximately $6.3 million and $9.3 million, respectively, resulting from the recognition of straight-line rents, of which the Company’s proportionate share was $0.8 million and $1.4 million, respectively.

(b)	Impairment charges aggregating $3.9 million were recorded at two joint ventures related to assets under contract expected to be sold in the first half of 2009 of which the Company’s share was $0.5 million.

(c)	Includes non-cash impairment charges and loss on sale of assets of which the Company’s share aggregated $2.4 million. Also includes the effects of certain derivative instruments that are marked to market through earnings from the Company’s equity investment in Macquarie DDR Trust aggregating approximately $45.9 million and $29.4 million of loss for the three-month period and year ended December 31, 2008, respectively, of which the Company’s share was approximately $5.6 million and $1.7 million of loss, respectively.

(d)	The Company’s share of joint venture net income was increased by $1.2 million and decreased by $0.6 million for the three-month periods ended December 31, 2008 and 2007, respectively. The Company’s share of joint venture net income was increased by $0.4 million and decreased by $1.2 million for the years ended December 31, 2008 and 2007, respectively. These adjustments relate to basis differences impacting amortization and depreciation and gain on dispositions. During the year ended December 31, 2007, the Company received $13.6 million of promoted income relating to the sale of assets from the DDR Markaz Joint Venture which is included in the Company’s proportionate share of net income and FFO.

At December 31, 2008 and 2007, the Company owned joint venture interests, excluding consolidated joint ventures, in 329 and 317 shopping center properties, respectively.

(e)	Distributions may include funds received from asset sales and refinancings in addition to ongoing operating distributions.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(H)   Minority interests are comprised of the following:

	Three-Month Period		Year Ended
	Ended December 31,		December 31,
	2008	2007	2008	2007
Minority equity interests	$17,053	$(1,444)	$12,333	$(6,253)
Operating partnership units	—	(569)	(1,145)	(2,275)
Preferred operating partnership units	—	—	—	(9,690)

	$17,053	$(2,013)	$11,188	$(18,218)

The $17.1 million and $12.3 million of income from minority interests for the three-month period and year ended December 31, 2008, respectively, is primarily related to asset impairment charges and the write off of straight-line rent relating to the DDR MDT MV LLC (Mervyns), a consolidated joint venture, of which the Company has a 50% interest.
The preferred operating partnership units were redeemed in June 2007. In June 2008, 0.5 million operating partnership units were converted into an equivalent number of common shares of the Company.
(I)	During the third quarter of 2008 and the first quarter of 2007, the Company released to income approximately $16.0 million and $15.0 million, respectively, of previously established valuation allowances against certain deferred tax assets as management had determined, due to several factors, that it is more likely than not that the deferred tax asset will be realized. The release of this reserve in 2008 was primarily due to the Company’s increased use of its taxable REIT subsidiaries relating to the recognition of fees, primarily from joint ventures, and other miscellaneous non-real estate related income.
(J)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three-Month Period		Year Ended
	Ended December 31,		December 31,
	2008	2007	2008	2007
Revenues	$1,334	$3,765	$12,182	$40,554

Expenses:
Operating	—	780	3,990	11,708
Interest, net	241	918	2,331	10,308
Depreciation	210	2,718	4,342	9,929
Minority interest	—	80	110	(434)

Total expenses	451	4,496	10,773	31,511

Income (loss) before (loss) gain on disposition of real estate	883	(731)	1,409	9,043
(Loss) gain on disposition of real estate, net	(3,000)	(1,064)	(4,830)	12,259

Net (loss) income	$(2,117)	$(1,795)	$(3,421)	$21,302

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(K)	For purposes of computing FFO per share (basic), the weighted average shares outstanding were adjusted to reflect the assumed conversion of approximately 0.4 million and 0.9 million Operating Partnership Units (“OP Units”) outstanding at December 31, 2008 and 2007, respectively, 0.9 million common shares of the Company for the three-month period ended December 31, 2007 (antidilutive at December 31, 2008) and 0.6 million and 0.9 million common shares for the years ended December 31, 2008 and 2007, respectively, on a weighted average basis. The weighted average diluted shares and OP Units outstanding, for purposes of computing FFO, were approximately 121.5 million and 122.5 million for the three-month periods ended December 31, 2008 and 2007, respectively, and 121.0 million and 122.7 million for the years ended December 31, 2008 and 2007, respectively.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
Selected Balance Sheet Data:

	December 31, 2008 (A)	December 31, 2007 (A)
Assets:
Real estate and rental property:
Land	$2,073,947	$2,142,942
Buildings	5,890,332	5,933,890
Fixtures and tenant improvements	262,809	237,117

	8,227,088	8,313,949
Less: Accumulated depreciation	(1,208,903)	(1,024,048)

	7,018,185	7,289,901
Construction in progress	879,547	664,926
Assets held for sale	—	5,796

Real estate, net	7,897,732	7,960,623

Investments in and advances to joint ventures	583,767	638,111
Cash	29,494	49,547
Restricted cash (B)	111,792	58,958
Notes receivable	75,781	18,557
Receivables, including straight-line rent, net	164,356	199,354
Other assets, net	155,403	164,666

	$9,018,325	$9,089,816

Liabilities:
Indebtedness:
Revolving credit facilities	$1,027,183	$709,459
Unsecured debt	2,452,741	2,622,219
Mortgage and other secured debt	2,437,440	2,259,336

	5,917,364	5,591,014
Dividends payable	6,967	85,851
Other liabilities	281,179	285,245

	6,205,510	5,962,110
Minority interests	128,130	128,881
Shareholders’ equity	2,684,685	2,998,825

	$9,018,325	$9,089,816

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)

(A)	Amounts include the consolidation of a 50% owned joint venture, DDR MDT MV LLC (“MV LLC”), that owns 37 sites formerly occupied by Mervyns, which includes $348.5 and $405.8 million of real estate assets at December 31, 2008 and 2007, respectively, $258.5 million of mortgage debt at December 31, 2008 and 2007, and $70.2 million and $74.6 million of minority equity interest at December 31, 2008 and 2007, respectively. The decrease in real estate assets at MV LLC in 2008 is primarily due to the application of $25.0 million in cash proceeds received under a purchase price rebate letter of credit from the seller of the Mervyns portfolio due to the retailer’s bankruptcy filing during the third quarter and approximately $35.3 million of non-cash impairment charges recorded on these assets in the fourth quarter.
(B)	Restricted cash includes $64.8 million at MV LLC at December 31, 2008. The MV LLC restricted cash is comprised of $23.9 million received from the seller of the Mervyns portfolio relating to Mervyns bankruptcy filing in the third quarter, a $33.0 million net capital contribution by the members of MV LLC, and $7.9 million related to a security deposit letter of credit, all of which are required to be held in escrow by the lender. Also included in restricted cash is $47.0 million and $59.0 million at December 31, 2008 and 2007, respectively, relating to the terms of a bond issue for one of the Company’s projects in Mississippi.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(in thousands)
Selected Balance Sheet Data (Continued):
Combined condensed balance sheets relating to the Company’s joint ventures are as follows:

	December 31, 2008	December 31, 2007
Land	$2,378,033	$2,384,069
Buildings	6,353,985	6,253,167
Fixtures and tenant improvements	131,622	101,115

	8,863,640	8,738,351
Less: Accumulated depreciation	(606,530)	(412,806)

	8,257,110	8,325,545
Construction in progress	412,357	207,387

Real estate, net	8,669,467	8,532,932
Receivables, including straight-line rent, net	136,410	124,540
Leasehold interests	12,615	13,927
Other assets	315,591	365,925

	$9,134,083	$9,037,324

Mortgage debt (a)	$5,776,897	$5,551,839
Notes and accrued interest payable to DDR	64,967	8,492
Other liabilities	237,363	201,083

	6,079,227	5,761,414
Accumulated equity	3,054,856	3,275,910

	$9,134,083	$9,037,324

(a)	The Company’s proportionate share of joint venture debt aggregated approximately $1,216.1 million and $1,034.1 million at December 31, 2008 and 2007, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

FINANCIAL HIGHLIGHTS
(In Thousands Except Per Share Information)

	Year Ended December 31,
	2008		2007		2006	2005	2004

FUNDS FROM OPERATIONS:
Net (Loss) Income Applicable to Common Shareholders	($100,045)	(6)	$225,113	(7)	$198,095	$227,474	$219,056
Depreciation and Amortization of Real Estate Investments	$236,344		$214,396		$185,449	$169,117	$130,537
Equity in Net Income From Joint Ventures	($17,719)		($43,229)		($30,337)	($34,873)	($40,896)
Joint Venture Funds From Operations	$68,355		$84,423		$44,473	$49,302	$46,209
Operating Partnership Minority Equity Interest Expense	$1,145		$2,275		$2,116	$2,916	$2,607
Cumulative Effect of Adoption of a New Accounting Standard	$0		$0		$0	$0	$3,001
Gain on Disposition of Real Estate	($4,244)		($17,956)		($21,987)	($58,834)	($68,179)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$183,836		$465,022		$377,809	$355,102	$292,335
PREFERRED DIVIDENDS	$42,269		$50,934	(7)	$55,169	$55,169	$50,706

FUNDS FROM OPERATIONS	$226,105		$515,957		$432,978	$410,271	$343,041

PER SHARE INFORMATION:
Funds From Operations — Diluted	$1.52		$3.79		$3.41	$3.21	$2.95
Net (Loss) Income — Diluted	($0.83)		$1.85		$1.81	$2.08	$2.24
Cash Dividends	$2.07		$2.64		$2.36	$2.16	$1.94

WEIGHTED AVERAGE SHARES AND OPERATING PARTNERSHIP UNITS, FFO	121,030		122,716		110,826	110,700	99,147

TOTAL MARKET CAPITALIZATION (1)	$7,102,086		$10,755,742		$11,869,415	$9,781,900	$8,276,943
DEBT TO TOTAL MARKET CAPITALIZATION (1)	83.32%		51.98%		35.80%	39.77%	32.82%
DEBT TO TOTAL UNDEPRECIATED ASSETS, INVESTMENTS, CASH & NOTES REC.	59.34%		56.92%		54.36%	52.67%	45.37%
DIVIDEND PAYOUT RATIO (1)	63.20%		69.55%		68.84%	66.98%	67.28%

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (2)	5.17	%(8)	4.53	%(9)	4.80%	4.55%	4.94%

GENERAL AND ADMINISTRATIVE EXPENSES	$97,719	(8)	$81,244	(9)	$60,679	$54,048	$47,126

REVENUES:
DDR Revenues	$943,654		$973,690		$824,725	$748,571	$605,246
Joint Venture Revenues	$946,340		$818,029		$438,885	$438,103	$348,740

TOTAL REVENUES (3)	$1,889,994		$1,791,719		$1,263,610	$1,186,675	$953,987

NET OPERATING INCOME:
DDR Net Operating Income	$682,566		$723,196		$615,007	$555,291	$453,501
Joint Venture Net Operating Income	$617,465		$544,732		$288,699	$280,617	$228,358

TOTAL NET OPERATING INCOME (4)	$1,300,031		$1,267,928		$903,706	$835,907	$681,859

REAL ESTATE AT COST:
DDR Real Estate at Cost	$9,106,635		$8,984,738		$7,450,693	$7,029,337	$5,603,424
Joint Venture Real Estate at Cost	$9,275,998		$8,945,738		$3,939,707	$3,470,112	$3,165,335

TOTAL REAL ESTATE AT COST (5)	$18,382,633		$17,930,476		$11,390,400	$10,499,449	$8,768,759

(1)	See Market Capitalization and Financial Ratio section for detailed calculation.

(2)	The calculation includes joint venture revenues from discontinued operations.

(3)	Includes revenues from discontinued operations.

(4)	Includes NOI associated with acquisitions, expansions and developments from completion date of said capital transactions.

(5)	Includes construction in progress (CIP) at December 31, 2008 of $1,291.9 million (includes $412.4 million of CIP included in joint ventures, of which $93.0 million represents the Company’s proportionate share), and at December 31, 2007, 2006, 2005, 2004, CIP aggregated $872.3 million, $611.2 million, $386.2 million and $271.0 million, respectively.

(6)	Includes non-recurring primarily non-cash charges including impairment charges aggregating approximately $186.5 million.

(7)	Amounts were adjusted to include original issuance costs associated with the redemption of preferred stock of $5.4 million for the year ended December 31, 2007.

(8)	Includes approximately $15.8 million of a non-cash charge relating to termination of an equity award plan. Excluding this charge, general and adminstrative expenses were approximately 4.3% of total revenue for the year ended December 31, 2008.

(9)	The 2007 general and administrative expenses include the former president’s resignation as an executive officer of the Company charge of $4.1 million. Excluding this charge, general and administrative expenses were approximately 4.3% of total revenue for the year ended December 31, 2007.
Financial Highlights 2.1

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

MARKET CAPITALIZATION & FINANCIAL RATIOS

	Year Ended December 31,
	2008		2007	2006	2005	2004

DDR RATIO OF DEBT TO TOTAL MARKET CAP:
Total Debt	$5,917,365		$5,591,014	$4,248,812	$3,890,709	$2,716,426
Total Market Capitalization *	$7,102,086		$10,755,742	$11,869,415	$9,781,900	$8,276,943

	83.32%		51.98%	35.80%	39.77%	32.82%

DDR DEBT TO UNDEPRECIATED REAL ESTATE ASSETS, INVESTMENTS AND NOTES RECEIVABLE	59.34%		56.92%	54.36%	52.67%	45.37%

DDR, INCLUDING PROPORTIONATE SHARE OF JV DEBT, TOTAL MARKET CAPITALIZATION:
Total Debt *	$7,133,493		$6,625,086	$4,774,407	$4,401,169	$3,137,184
Total Market Capitalization *	$8,318,215		$11,789,814	$12,395,010	$10,292,361	$8,697,701

	85.76%		56.19%	38.52%	42.76%	36.07%

DDR & JV DEBT TO UNDEPRECIATED REAL ESTATE ASSETS, INVESTMENTS & NOTES RECEIVABLE	62.66%		61.01%	57.20%	55.44%	48.67%

INTEREST COVERAGE RATIO:
Interest Expense (1)	$241,125		$261,002	$215,438	$184,281	$130,447
FFO Before Interest and Preferred Dividends *	$678,609		$776,958	$648,416	$594,551	$473,488

	2.81	(2)	2.98	3.01	3.23	3.63

DEBT SERVICE COVERAGE RATIO:
Debt Service * (1)	$268,222		$291,585	$247,464	$217,434	$152,927
FFO Before Interest and Preferred Dividends *	$678,609		$776,958	$648,416	$594,551	$473,488

	2.53	(2)	2.66	2.62	2.73	3.10

FIXED CHARGES (INCLUDING PREFERRED DIVIDENDS) COVERAGE RATIO
Fixed Charges (1)	$310,491		$337,114	$302,632	$272,603	$203,633
FFO Before Interest and Preferred Dividends *	$678,609		$776,958	$648,416	$594,551	$473,488

	2.19	(2)	2.30	2.14	2.18	2.33

DIVIDEND PAYOUT RATIO
Common Share Dividends and Operating Partnership Interest	$249,757		$327,183	$260,069	$237,856	$196,685
FFO exclusive of charge associated with preferred stock redemption	$395,214		$470,426	$377,809	$355,102	$292,335

	0.63	(2)	0.70	0.69	0.67	0.67

*	See Attached for Detail Calculation

(1)	Amounts have been adjusted to eliminate interest and debt service costs of joint ventures consolidated due to FIN 46 as FFO does not include the joint venture partners’ proportionate share.

(2)	Amounts exclude non-cash charges primarily relating to impairments.
Market Capitalization and Financial Ratios 2.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

	As of December 31,
	2008		2007		2006		2005	2004

DDR TOTAL MARKET CAPITALIZATION
Common Shares Outstanding	128,642		119,528		108,986		108,948	108,083
Operating Partnership Units Outstanding	399		862		872		1,350	1,350

Total	129,041		120,390		109,859		110,298	109,432
Share Price at Period End	$4.88		$38.29		$62.95		$47.02	$44.37

Market Value of Common Shares	$629,722		$4,609,728		$6,915,603		$5,186,192	$4,855,516

Preferred Shares at Book Value	$555,000		$555,000		$705,000		$705,000	$705,000
Total Debt	$5,917,364	(1)	$5,591,014	(1)	$4,248,812	(1)	$3,890,709	$2,716,426

TOTAL MARKET CAPITALIZATION	$7,102,086		$10,755,742		$11,869,415		$9,781,900	$8,276,943

DDR TOTAL MARKET CAPITALIZATION — INCLUDING PROPORTIONATE SHARE OF JV DEBT
Common Shares Outstanding	128,642		119,528		108,986		108,948	108,083
Operating Partnership Units Outstanding	399		862		872		1,350	1,350

Total	129,041		120,390		109,859		110,298	109,432
Share Price at Period End	$4.88		$38.29		$62.95		$47.02	$44.37

Market Value of Common Shares	$629,722		$4,609,728		$6,915,603		$5,186,192	$4,855,516

Preferred Shares at Book Value	$555,000		$555,000		$705,000		$705,000	$705,000
Total Debt	$5,917,364	(1)	$5,591,014	(1)	$4,248,812	(1)	$3,890,709	$2,716,426
Proportionate Share of JV Debt	$1,216,129		$1,034,072		$525,595		$510,460	$420,758

TOTAL MARKET CAPITALIZATION	$8,318,215		$11,789,814		$12,395,010		$10,292,361	$8,697,701

(1)	Includes $333.8 million of consolidated joint venture debt at December 31, 2008 (of which $130.1 million represents the joint venture partners’ share) and $327.6 million and $275.2 million at December 31, 2007 and 2006, respectively.
Market Capitalization and Financial Ratios 2.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

	Year Ended December 31,
	2008	2007	2006	2005	2004

UNDEPRECIATED REAL ESTATE ASSETS, CASH, INVESTMENTS & NOTES RECEIVABLE
Undepreciated Real Estate Assets	$9,106,635	$8,984,738	$7,450,693	$7,029,337	$5,603,424
Undepreciated Real Estate Intangible Assets	$64,711	$72,443	$27,408	$26,345	$27,841
Cash and Cash Equivalents	$141,286	$108,505	$28,378	$30,655	$49,871
Notes Receivable	$75,781	$18,557	$18,161	$24,996	$17,823
Investments in and Advances to Joint Ventures	$583,767	$638,111	$291,685	$275,136	$288,020

	$9,972,180	$9,822,354	$7,816,325	$7,386,469	$5,986,979

DDR & JV UNDEPRECIATED REAL ESTATE ASSETS, CASH, INVESTMENTS & NOTES RECEIVABLE
Undepreciated Real Estate Assets	$9,106,635	$8,984,738	$7,450,693	$7,029,337	$5,603,424
Undepreciated Real Estate Intangible Assets	$64,711	$72,443	$27,408	$26,345	$27,841
Cash and Cash Equivalents	$141,286	$108,505	$28,378	$30,655	$49,871
Notes Receivable or Proportionate Share Thereof	$141,311	$19,487	$35,443	$116,212	$44,536
Proportionate Share of JV Undepreciated Real Estate Assets	$1,930,001	$1,673,987	$804,738	$736,109	$719,619

	$11,383,944	$10,859,160	$8,346,659	$7,938,658	$6,445,290

FUNDS FROM OPERATIONS BEFORE INTEREST AND PREFERRED DIVIDENDS
FFO	$183,836	$465,021	$377,809	$355,102	$292,335
Impairments and other non-cash adjustments (1)	$211,378	$0	$0	$0	$0
Interest Expense	$246,560	$268,526	$222,867	$186,196	$130,447
Adjustment to interest expense for consolidated joint ventures due to FIN 46	($5,434)	($7,524)	($7,429)	($1,915)	$0
Preferred Dividends, Including Preferred Operating Minority Interest & Non-Cash D-42 Dividend	$42,269	$50,934	$55,169	$55,169	$50,706

	$678,609	$776,958	$648,416	$594,551	$473,488

DEBT SERVICE
Interest Expense	$246,560	$268,526	$222,867	$186,196	$130,447
Adjustment to interest expense for consolidated joint ventures due to FIN 46	($5,434)	($7,524)	($7,429)	($1,915)	$0
Recurring Principal Amortization	$27,096	$30,583	$32,026	$33,154	$22,480

	$268,222	$291,585	$247,464	$217,434	$152,927

FIXED CHARGES
Debt Service	$268,222	$291,585	$247,464	$217,434	$152,927
Preferred Dividends, Including Preferred Operating Minority Interest and excluding Non-Cash	$42,269	$45,529	$55,169	$55,169	$50,706

D-42 Dividend	$310,491	$337,114	$302,632	$272,603	$203,633

(1)	Adjusted to eliminate non-cash charges related to impairments ($186.8 million), Supplemental equity award plan ($15.8 million) and other ($1.1 million), net of minority interest.
Market Capitalization and Financial Ratios 2.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

     Total Market Capitalization as of December 31, 2008 (In Millions) (1) (2) (3)
     Total Market Capitalization as of December 31, 2008 (In Millions) (1) (2) (3)

		Percentage of
	Amount	Total

Common Shares Equity	$629.7	9%
Perpetual Preferred Stock	$555.0	8%
Senior Convertible Notes	$833.0	12%
Fixed-Rate Unsecured Debt	$1,619.7	23%
Mortgage Debt	$1,482.7	21%
Variable-Rate Revolving Credit and Term Debt	$1,227.2	17%
Fixed-Rate Revolving Credit and Term Debt	$600.0	8%
Construction Financing	$154.8	2%

Total	$7,102.1	100%

Notes:
1.	Market value ($4.88 per share as of December 31, 2008) includes operating partnership units equivalent to approximately 0.4 million of the Company’s common shares.

2.	Does not include proportionate share of unconsolidated joint venture debt aggregating $1,216.1 million.

3.	Consolidated debt includes 100% of consolidated joint venture debt, comprised primarily of debt associated with a joint venture with Macquarie DDR Trust, of which the joint venture partners’ share is $130.1 million.
Market Capitalization Summary 2.3

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Significant Accounting Policies
Revenues
•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other income and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.
General and Administrative Expenses
•	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. All indirect internal costs associated with acquisitions are expensed as incurred.
Deferred Financing Costs
•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.
Real Estate
•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures	Useful lives, which approximate lease
and Tenant Improvements	terms, where applicable
Significant Accounting Policies 2.4

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Significant Accounting Policies (Continued)
•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.
Capitalization
•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers. Capitalization of interest ceases when construction activities are completed and the property is available for occupancy by tenants.

•	For the years ended December 31, 2008, 2007, 2006, 2005 and 2004, the Company capitalized interest of $39.2 million, $26.9 million, $20.1 million, $12.5 million and $10.0 million, respectively.

•	In addition, the Company capitalized certain construction administration costs of $13.9 million for the year ended December 31, 2008 and $10.9 million, $10.1 million, $6.2 million and $5.5 million for the years ended December 31, 2007, 2006, 2005, and 2004, respectively.

•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.
Gain on Sales of Real Estate
•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.
Significant Accounting Policies 2.4

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Other Real Estate Information
Total Recurring Capital Expenditures
•	The Company and its joint ventures (at 100%) currently estimate total annual recurring leasing capital expenditures to be approximately $32 million ($0.27 psf of owned GLA) in 2009.
Undeveloped Land
•	Included in land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company. Land held for development is included in the Company’s CIP amount.

•	At December 31, 2008, the Company estimated the value of this undeveloped land to be approximately $70 million. This value has not been adjusted to reflect changes in land sales or acquisitions subsequent to December 31, 2008.
Non-Income Producing Assets
•	The Company currently estimates the undepreciated cost of its non-income producing real estate assets and furniture, fixtures and equipment to be approximately $100 million at December 31, 2008.
Other Real Estate Information 2.5

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 1 — Developers Diversified Realty Corporation and the Company’s Joint Ventures Combined
Same Store Net Operating Income (NOI) represents shopping center assets owned in comparable periods, excluding those under redevelopment. NOI generally includes revenues and expenses for each comparable asset, but excludes straight-line rent, lease termination income and provisions for uncollectible amounts and/or recoveries thereof. Reconciliation of Same Store NOI to Total Revenues and Certain Expenses is as follows:

	Year Ended
	December 31,
	2008	2007

Total Revenues DDR	$931,472	$933,136
Total Revenues — Combined Joint Ventures	946,340	812,630
Operating and Maintenance — DDR	(146,346)	(131,409)
Real Estate Taxes — DDR	(110,773)	(107,428)
Operating and Maintenance and Real Estate Taxes- Combined Joint Ventures	(329,560)	(272,277)

Combined NOI	$1,291,133	$1,234,652

Total Same Store NOI	$964,142	$948,076	1.7%
Property NOI from other operating segments	326,991	286,576

Combined NOI	$1,291,133	$1,234,652

Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 2 — Developers Diversified Realty Corporation
Reconciliation of Funds From Operations (FFO):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

FUNDS FROM OPERATIONS:
Net (Loss) Income Applicable to Common Shareholders	$(190,209)	$32,224	$(100,045)	$225,113
Depreciation and Amortization of Real Estate Investments	63,603	53,577	236,344	214,396
Equity in Net (Loss) Income From Joint Ventures	4,205	(9,343)	(17,719)	(43,229)
Joint Venture Funds From Operations	7,433	21,949	68,355	84,423
Minority Equity Interests (OP Units)	—	569	1,145	2,275
Loss (Gain) on Sales of Real Estate	77	1,057	(4,244)	(17,956)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$(114,891)	$100,033	$183,836	$465,022

Preferred Dividend Charges	10,567	10,567	42,269	50,934

FUNDS FROM OPERATIONS	$(104,324)	$110,600	$226,105	$515,956

ADDITIONAL SFAS 141 DISCLOSURES:
Below Market Rent Amortization	$229	$237	$943	$1,324
Pro Rata Share of JV Below Market Rent Amortization	41	55	51	68

Debt Premium Amortization Income	$916	$1,635	$4,620	$7,502
Pro Rata Share of JV Debt Premium Amortization Income (Expense)	(7)	(17)	(23)	(5)
Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 3 — Developers Diversified Realty Corporation
Summary of Consolidated Transactional Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007	Income Statement Caption

Transactional Income Included in FFO
Consolidated
Merchant Building Gains, Net of Tax	$46	$1,105	$404	$49,122	Gain on Disposition of Real Estate
Loss on Sales from Discontinued Operations	(2,892)	—	(8,720)	—	Loss on Disposition of Discontinued Operations
Land Sale Gains	517	4,025	6,204	14,032	Gain on Disposition of Real Estate

	$(2,329)	$5,130	$(2,112)	$63,154

Transactional Income NOT Included in FFO
Consolidated
Gain on Dispositions	$31	$7	$354	$5,697	Gain on Disposition of Real Estate
(Loss) Gain on Sales from Discontinued Operations	(108)	(1,064)	3,890	12,259	(Loss) Gain on Disposition of Discontinued Operations

	$(77)	$(1,057)	$4,244	$17,956	FFO Reconciliation

Gain on Sales of Real Estate
Merchant Building Gains, Net of Tax	$46	$1,105	$404	$49,122
Land Sale Gains	517	4,025	6,204	14,032
Gain on Dispositions	31	7	354	5,697

	$594	$5,137	$6,962	$68,851	Consolidated Income Statement

Gain on Sales of Real Estate From Discontinued Operations
(Loss) Gain on Sales from Discontinued Operations	$(3,000)	$(1,064)	$(4,830)	$12,259	Consolidated Income Statement

Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 4 — Developers Diversified Realty Corporation
Summary of Joint Venture Transactional Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007	Income Statement Caption

Transactional Income Included in FFO
Joint Ventures
Gain on Sales from Discontinued Operations	$—	$65	$—	$1,321	Gain on Disposition of Real Estate, Net of Tax
Land Sale (Losses) Gains	(18)	1,550	(54)	4,470	(Loss) Gain on Disposition of Real Estate, Net of Tax

	$(18)	$1,615	$(54)	$5,791

DDR’s Proportionate Share	$(5)	$788	$(12)	$1,791
Promoted Income (a)	—	—	—	14,323

DDR’s Proportionate Share	$(5)	$788	$(12)	$16,114

Transactional Income NOT Included in FFO
Joint Ventures
(Loss) Gain on Sales from Discontinued Operations	$7,364	$(77)	$7,364	$1,195	(Loss) Gain on Disposition of Real Estate
(Loss) Gain on Sales	—	(151)	(13)	89,916	(Loss) Gain on Disposition of Real Estate

	$7,364	$(228)	$7,351	$91,111	FFO Reconciliation

DDR’s Proportionate Share	$(2)	$(50)	$(5)	$4,669

Gain on Sales of Real Estate, Net of Tax
Land Sale (Losses) Gains	$(18)	$1,550	$(54)	$4,470
(Loss) Gain on Sales	—	(151)	(13)	89,916

	$(18)	$1,399	$(67)	$94,386	(Loss) Gain on Disposition of Real Estate

Gain on Sales of Real Estate From Discontinued Operations
Gain on Sales from Discontinued Operations included in FFO	$—	$65	$—	$1,321
Gain (Loss) on Sales from Discontinued Operations NOT included in FFO	7,364	(77)	7,364	1,195

	$7,364	$(12)	$7,364	$2,516	Gain (Loss) on Disposition of Discontinued Operations

(a)	Included in gain on disposition of discontinued operations for the year ended December 30, 2007 is the sale of the KFC I joint venture assets. DDR received promoted income of approximately $13.6 million which is included in DDR’s proportionate share.
Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Joint Venture Investment Summary
(in millions)
as of December 31, 2008

									Promoted
			DDR	Consolidated	Number of		Gross Book		Interest
	Legal Name	Partner(s)	Ownership %	(Yes/No)	Properties		Value	Debt	(Yes/No)
1	DDRTC Core Retail Fund, LLC	TREA Retail Property Portfolio 2006, LLC (TIAA) (85%)	15.0%	No	66		$2,954.2	$1,771.0	Yes
2	DDR Domestic Retail Fund I	DDR Domestic Retail Fund I (80%)	20.0%	No	63		$1,466.6	$967.8	Yes
3	Investments with Macquarie (DDR Macquarie Fund LLC, Management LLC, U.S. Trust Inc. and MDT PS LLC )	Macquarie Bank Ltd (MBL) / Macquarie DDR Trust (MDT) (B)	Various	No	50		$1,880.4	$1,236.7	Yes
4	DDR MDT MV LLC (Mervyns) (C)	Macquarie DDR Trust (MDT) (49.98%)	50.02%	Yes	37		$380.4	$258.5	Yes
5	Coventry II DDR Bloomfield LLC	Coventry II Fund (80%)	20.0%	No	1	(A)	$203.6	$48.0	Yes
6	Coventry II DDR Buena Park LLC	Coventry II Fund (80%)	20.0%	No	1		$102.9	$61.0	Yes
7	Coventry II DDR Fairplain LLC	Coventry II Fund (80%)	20.0%	No	1		$32.3	$16.0	Yes
8	Coventry II DDR Marley Creek LLC	Coventry II Fund (80%)	20.0%	No	1		$13.2	$10.8	Yes
9	Coventry II DDR Merriam Village LLC	Coventry II Fund (80%)	20.0%	No	1	(A)	$43.8	$17.0	Yes
10	Coventry II DDR Montgomery Farm LLC	Coventry II Fund (80%)	20.0%	No	1		$157.9	$112.4	Yes
11	Coventry II DDR Phoenix Spectrum LLC	Coventry II Fund (80%)	20.0%	No	1		$88.6	$46.0	Yes
12	Coventry II DDR SM LLC	Coventry II Fund (80%)	20.0%	No	44		$148.6	$117.4	Yes
13	Coventry II DDR Totem Lakes LLC	Coventry II Fund (80%)	20.0%	No	1		$42.0	$29.5	Yes
14	Coventry II DDR Tri County LLC	Coventry II Fund (80%)	20.0%	No	1		$230.6	$166.3	Yes
15	Coventry II DDR Ward Parkway LLC	Coventry II Fund (80%)	20.0%	No	1		$64.9	$35.0	Yes
16	Coventry II DDR Westover LLC	Coventry II Fund (80%)	20.0%	No	1		$29.6	$20.9	Yes
17	RVIP IIIB LP	Prudential Real Estate Advisors (74.25%)	25.75%	No	1		$91.1	$60.0	Yes
18	RVIP VII LLC	Prudential Real Estate Advisors (79%)	21.0%	No	2		$124.9	$72.1	Yes
19	RVIP VIII LP	Prudential Real Estate Advisors (74.25%)	25.75%	No	1		$33.6	$23.4	Yes
20	DPG Realty Holdings LLC	Prudential Insurance Co. of America (90%)	10.0%	No	12		$130.1	$9.6	No
21	TRT DDR Venture I General Partnership	TRT-DDR Joint Venture I Owner LLC (90%)	10.0%	No	3		$160.2	$110.0	Yes
22	Sonae Sierra Brazil BV Sarl	Sonae Sierra, SGPS, SA (50%)	50.0%	No	9		$329.0	$57.3	No
23	DDR-SAU Retail Fund, LLC	Special Account — U, L.P. (State of Utah ) (80%)	20.0%	No	29		$309.3	$226.2	No
24	Cole MT Independence Missouri JV LLC	Cole Realty Advisors, Inc. (85.5%)	14.5%	No	1		$61.5	$34.1	No
25	DDRA Comm. Ctrs Five, L.P.	DRA Advisors (50%)	50.0%	No	5		$240.0	$280.0	No
26	DDR Markaz II LLC (Kuwait Financial Centre II)	Kuwait Financial Centre S.A.K., Bank of Bahrain and Kuwait B.S.C. (80%)	20.0%	No	13		$205.4	$150.5	Yes
27	Lennox Town Center LTD.	Casto Properties (50%)	50.0%	No	1		$21.0	$27.0	No
28	Sun Center Limited	Casto Properties (20.55%)	79.45%	No	1		$25.9	$18.8	No
29	Dublin Village	Casto Properties (36.6%)	63.4%	No	—		$0.1	$0.0	No
30	DOTRS LLC	State Teachers Retirement Board of Ohio (50%)	50.0%	No	1		$26.6	$21.0	No
31	Jefferson County Plaza LLC	The Sansone Group (50%)	50.0%	No	1		$7.0	$3.7	No
32	Sansone Group/ DDRC LLC	The Sansone Group (50%)	50.0%	No	—		$0.0	$0.0	No
33	Shea & Tatum Assoc. LP (Paradise Village) (C)	Churchill Family Trust (33%)	67.0%	Yes	1		$29.6	$30.0	No
34	Other Joint Ventures		Various	Yes	23		$414.9	$74.7	Yes

	TOTALS				375		$10,049.7	$6,112.5

(A)	Property is under development

(B)	The Company owns an effective ownership of 25.0% in DDR Macquarie Fund LLC, 12.3% in Macquarie DDR Trust and 12.3% in MDT PS LLC.

(C)	Joint Venture is included in consolidated operating results of DDR
Joint Venture Investment Summary 3.1

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of December 31, 2008

	DDRTC Core Retail	DDR Domestic Retail	Investments with	Coventry II DDR	Coventry II DDR Buena	Coventry II DDR Fairplain	Coventry II DDR Marley	Coventry II DDR Merriam
	Fund LLC	Fund I	Macquarie	Bloomfield LLC	Park LLC	Plaza LLC	Creek LLC	Village LLC
Real estate assets	$2,954.2	$1,466.6	$1,880.4	$203.6	$102.9	$32.3	$13.2	$43.8
Accumulated depreciation	(128.8)	(54.3)	(158.6)	0.0	(7.8)	(1.3)	(0.5)	0.0

Real estate, net	2,825.4	1,412.3	1,721.8	203.6	95.1	31.0	12.7	43.8

Receivables, net	25.9	20.6	29.6	0.1	2.9	0.4	0.0	0.0
Other assets	114.7	44.7	42.7	(0.5)	0.5	0.5	0.4	(0.1)
Disproportionate share of equity	—	—	—	—	—	—	—	—

	$2,966.0	$1,477.6	$1,794.1	$203.3	$98.5	$31.9	$13.1	$43.7

Mortgage debt	$1,771.0	$967.8	$1,236.7	$48.0	$61.0	$16.0	$10.8	$17.0
Amounts payable to DDR	0.3	1.7	0.2	58.1	0.0	0.0	0.0	0.0
Other liabilities	36.1	12.6	93.8	9.5	1.3	0.3	0.0	0.5

	1,807.4	982.1	1,330.7	115.6	62.3	16.3	10.8	17.5
Accumulated equity (deficit)	1,158.6	495.5	463.4	87.6	36.2	15.6	2.3	26.2
Disproportionate share of equity	—	—	—	—	—	—	—	—

	$2,966.0	$1,477.6	$1,794.1	$203.2	$98.5	$31.9	$13.1	$43.7

Proportionate share of other assets/liabilities, net	$15.7	$10.5	$0.6	($1.0)	$0.4	$0.1	$0.0	($0.1)

Disproportionate amount payable to DDR	$0.0	$0.0	$0.0	$52.3	$0.0	$0.0	$0.0	$0.0

Combining Statements of Operations For the year ended December 31, 2008

	DDRTC Core Retail	DDR Domestic Retail	Investments with	Coventry II DDR	Coventry II DDR Buena	Coventry II DDR Fairplain	Coventry II DDR Marley	Coventry II DDR Merriam
	Fund LLC	Fund I	Macquarie	Bloomfield LLC	Park LLC	Plaza LLC	Creek LLC	Village LLC
Revenues from operations	$255.5	$139.1	$211.3	$0.0	$13.3	$3.2	$1.1	$0.0
Rental operation expenses	(81.0)	(51.2)	(71.6)	(0.0)	(6.0)	(1.3)	(0.5)	(0.0)

Net operating income	174.5	87.9	139.7	0.0	7.3	1.9	0.6	(0.0)
Depreciation and amortization expense	(82.2)	(39.8)	(43.8)	0.0	(3.5)	(0.5)	(0.3)	0.0
Interest expense	(94.8)	(55.8)	(70.2)	0.0	(2.4)	(0.8)	(0.5)	0.0

Income (loss) before gain on sale of real estate (4)	(2.5)	(7.7)	25.7	(0.0)	1.4	0.6	(0.2)	(0.0)
Tax expense	0.0	0.0	(2.7)	0.0	0.0	0.0	0.0	0.0
Other gain, net	0.0	0.0	(29.4)	0.0	0.0	0.0	0.0	0.0
Gain (loss) on sale of real estate	0.0	0.0	(3.2)	0.0	0.0	0.0	0.0	0.0
Discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain on sale of discontinued operations	0.0	0.0	7.4	0.0	0.0	0.0	0.0	0.0
Disproportionate share of income	—	—	—	—	—	—	—	—

Net income (loss)	($2.5)	($7.7)	$(2.2)	($0.0)	$1.4	$0.6	($0.2)	($0.0)
DDR ownership interest	15%	20%	* **	20%	20%	20%	20%	20%

	($0.4)	($1.5)	$0.0	($0.0)	$0.3	$0.1	($0.0)	($0.0)
Amortization of basis differential	0.7	0.0	2.1	—	—	—	—	—

	$0.3	($1.5)	$2.1	($0.0)	$0.3	$0.1	($0.0)	($0.0)

Proportionate share of net operating income (5)	$26.2	$17.6	$27.8	($0.0)	$1.5	$0.4	$0.1	($0.0)

Proportionate share of interest expense (5)	$14.2	$11.2	$13.3	$0.0	$0.5	$0.2	$0.1	$0.0

Funds From Operations (“FFO”):

Net income (loss)	($2.5)	($7.7)	$(2.2)	($0.0)	$1.4	$0.6	($0.2)	($0.0)
Depreciation of real property	82.2	39.8	43.8	0.0	3.5	0.5	0.3	0.0
(Gain) loss on sale of real estate	0.0	0.0	(7.4)	0.0	0.0	0.0	0.0	0.0
Disproportionate share of income	—	—	—	—	—	—	—	—

	$79.7	$32.1	$34.2	($0.0)	$4.9	$1.1	$0.1	($0.0)
DDR ownership interest	15%	20%	* **	20%	20%	20%	20%	20%

DDR FFO	$12.0	$6.4	$7.5	($0.0)	$1.0	$0.2	$0.0	($0.0)

Joint Venture Investment Summary 3.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of December 31, 2008

	Coventry II DDR Montgomery	Coventry II DDR Phoenix	Coventry II Service	Coventry II DDR Totem	Coventry II DDR Tri-County	Coventry II DDR Ward	Coventry II Ward	RVIP IIIB LP
	Farm LLC	Spectrum LLC	Holdings LLC	Lake LLC	Mall LLC	Parkway LLC	Westover LLC	Deer Park, IL
Real estate assets	$157.9	$88.6	$148.6	$42.0	$230.6	$64.9	$29.6	$91.1
Accumulated depreciation	(0.9)	(6.0)	(6.5)	(3.2)	(12.5)	(5.7)	(1.6)	(17.2)

Real estate, net	157.0	82.6	142.1	38.8	218.1	59.2	28.0	73.9

Receivables, net	1.1	2.9	8.1	0.1	2.2	2.3	1.1	2.9
Other assets	(3.7)	1.1	16.6	0.5	9.0	(0.5)	1.4	1.5
Disproportionate share of equity	—	—	—	—	—	—	—	—

	$154.4	$86.6	$166.8	$39.5	$229.3	$61.0	$30.5	$78.3

Mortgage debt	$112.4	$46.0	$117.4	$29.5	$166.3	$35.0	$20.9	$60.0
Amounts payable to DDR	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other liabilities	0.7	3.2	7.1	0.4	5.3	0.6	1.0	3.1

	113.1	49.2	124.5	29.9	171.6	35.6	21.9	63.1
Accumulated equity (deficit)	41.3	37.4	42.3	9.6	57.7	25.4	8.6	15.2
Disproportionate share of equity	—	—	—	—	—	—	—	—

	$154.4	$86.6	$166.8	$39.5	$229.3	$61.0	$30.5	$78.3

Proportionate share of other assets/liabilities, net	($0.3)	$0.2	$3.5	$0.1	$1.2	$0.2	$0.3	$0.3

Disproportionate amount payable to DDR	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Combining Statements of Operations For the year ended December 31, 2008

	Coventry II DDR Montgomery	Coventry II DDR Phoenix	Coventry II Service	Coventry II DDR Totem	Coventry II DDR Tri-County	Coventry II DDR Ward	Coventry II Ward	RVIP IIIB LP
	Farm LLC	Spectrum LLC	Holdings LLC	Lake LLC	Mall LLC	Parkway LLC	Westover LLC	Deer Park, IL
Revenues from operations	$3.8	$10.9	$26.1	$3.1	$19.6	$8.3	$4.6	$13.7
Rental operation expenses	(2.6)	(4.7)	(11.9)	(1.2)	(8.1)	(3.9)	(1.8)	(4.9)

Net operating income	1.2	6.2	14.2	1.9	11.5	4.4	2.8	8.8
Depreciation and amortization expense	(0.9)	(1.5)	(4.0)	(0.7)	(5.2)	(2.1)	(0.6)	(3.4)
Interest expense	(0.0)	(1.8)	(9.8)	(1.1)	(10.2)	(2.0)	(0.8)	(3.4)

Income (loss) before gain on sale of real estate (4)	0.3	2.9	0.4	0.1	(3.9)	0.3	1.4	2.0
Tax expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other gain, net	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain (loss) on sale of real estate	0.0	0.0	(0.0)	0.0	0.0	0.0	0.0	(0.0)
Discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain on sale of discontinued operations	0.0	0.0	(0.0)	0.0	0.0	0.0	0.0	0.0
Disproportionate share of income	—	—	—	—	—	—	—	—

Net income (loss)	$0.3	$2.9	$0.4	$0.1	($3.9)	$0.3	$1.4	$2.0
DDR ownership interest	20%	20%	20%	20%	20%	20%	20%	* **

	$0.1	$0.6	$0.1	($0.0)	($0.8)	$0.1	$0.3	$1.1
Amortization of basis differential	—	—	—	—	—	—	—	—

	$0.1	$0.6	$0.1	($0.0)	($0.8)	$0.1	$0.3	$1.1

Proportionate share of net operating income (5)	$0.2	$1.2	$2.9	$0.4	$2.3	$0.9	$0.6	$2.3

Proportionate share of interest expense (5)	$0.0	$0.4	$1.9	$0.3	$2.0	$0.4	$0.2	$0.9

Funds From Operations (“FFO”):

Net income (loss)	$0.3	$2.9	$0.5	($0.1)	($3.9)	$0.3	$1.4	$2.0
Depreciation of real property	0.9	1.5	4.0	0.7	5.2	2.1	0.6	3.4
(Gain) loss on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate share of income	—	—	—	—	—	—	—	—

	$1.2	$4.4	$4.5	$0.6	$1.3	$2.4	$2.0	$5.4
DDR ownership interest	20%	20%	20%	20%	20%	20%	20%	* **

DDR FFO	$0.2	$0.9	$0.9	$0.1	$0.3	$0.5	$0.4	$2.6

Joint Venture Investment Summary 3.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of December 31, 2008

					Sonae Sierra
	RVIP VII	RVIP VIII	DPG Realty	TRT DDR	Brazil	DDR-SAU Retail		DDRA Community	DDR Markaz
	LLC	Tech Ridge LLC	Holdings LLC	Venture I GP	BV Sarl (2)	Fund LLC (2)	Cole	Centers Five LP	II LLC
Real estate assets	$124.9	$33.6	$130.1	$160.2	$329.0	$309.3	$61.5	$240.0	$205.4
Accumulated depreciation	(21.4)	(4.6)	(12.7)	(7.0)	(30.7)	(23.6)	(0.0)	(52.6)	(21.6)

Real estate, net	103.5	29.0	117.4	153.2	298.3	285.7	61.5	187.4	183.8

Receivables, net	3.1	1.7	1.4	1.8	9.3	7.6	0.7	5.5	1.1
Other assets	6.8	0.9	2.0	3.0	30.1	36.8	1.3	3.9	6.1
Disproportionate share of equity	—	—	—	—	—	—	—	—	—

	$113.4	$31.6	$120.8	$158.0	$337.7	$330.0	$63.5	$196.8	$191.0

Mortgage debt	$72.1	$23.4	$9.6	$110.0	$57.3	$226.2	$34.1	$280.0	$150.5
Amounts payable to DDR	0.0	0.0	0.0	0.0	0.0	0.3	0.0	0.0	0.3
Other liabilities	15.6	0.4	1.5	0.4	28.9	5.6	0.3	3.0	0.3

	87.7	23.8	11.1	110.4	86.2	232.1	34.4	283.0	151.1
Accumulated equity (deficit)	25.7	7.8	109.7	47.6	251.5	97.9	28.9	(86.2)	39.9
Disproportionate share of equity	—	—	—	—	—	—	—	—	—

	$113.4	$31.6	$120.8	$158.0	$337.7	$330.0	$63.3	$196.8	$191.0

Proportionate share of other assets/liabilities, net	($1.2)	$0.6	$0.2	$0.4	$5.2	$7.7	$0.2	$3.2	$1.4

Disproportionate amount payable to DDR	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Combining Statements of Operations For the year ended December 31, 2008

					Sonae Sierra
	RVIP VII	RVIP VIII	DPG Realty	TRT DDR	Brazil	DDR-SAU Retail		DDRA Community	DDR Markaz
	LLC	Tech Ridge LLC	Holdings LLC	Venture I GP	BV Sarl (2)	Fund LLC (2)	Cole	Centers Five LP	II LLC
Revenues from operations	$13.8	$6.0	$12.8	$15.1	$69.8	$36.3	$1.0	$35.9	$21.2
Rental operation expenses	(4.4)	(2.4)	(3.8)	(5.3)	(19.7)	(11.9)	(0.2)	(10.8)	(7.8)

Net operating income	9.4	3.6	9.1	9.8	50.1	24.4	0.8	25.1	13.4
Depreciation and amortization expense	(3.1)	(1.1)	(3.1)	(4.5)	(10.9)	(15.0)	(0.1)	(7.1)	(5.5)
Interest expense	(3.9)	(1.0)	(0.5)	(6.2)	0.1	(12.2)	(0.1)	(15.7)	(8.1)

Income (loss) before gain on sale of real estate (4)	2.4	1.5	5.5	(0.9)	39.3	(2.8)	0.6	2.3	(0.2)
Tax expense	0.0	0.0	0.0	0.0	(12.8)	0.0	0.0	0.0	0.0
Other gain, net	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain (loss) on sale of real estate	0.0	0.0	(0.7)	0.0	0.0	0.0	0.0	0.0	0.0
Discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain on sale of discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate share of income	—	—	—	—	—	—	—	—	—

Net income (loss)	$2.4	$1.5	$4.8	($0.9)	$26.5	($2.8)	$0.6	$2.3	($0.2)
DDR ownership interest	21%	25.75%	10%	10%	50%	20%	14.5%	50%	20%

	($0.4)	$1.7	$0.5	($0.1)	$13.2	($0.6)	$0.1	$1.2	($0.0)
Amortization of basis differential	(0.3)	—	0.0	0.2	(2.5)	(0.2)	0.0	0.4	0.2

	($0.7)	$1.7	$0.5	$0.1	$10.7	($0.8)	$0.1	$1.6	$0.2

Proportionate share of net operating income (5)	$2.0	$0.9	$0.9	$1.0	$25.1	$4.9	$0.1	$12.6	$2.7

Proportionate share of interest expense (5)	$0.8	$0.2	$0.1	$0.6	$0.0	$2.5	$0.0	$7.9	$1.6

Funds From Operations (“FFO”):

Net income (loss)	$2.4	$1.5	$4.8	($0.9)	$26.5	($2.8)	$0.6	$2.3	($0.2)
Depreciation of real property	3.1	1.1	3.1	4.5	10.9	15.0	0.1	7.1	5.5
(Gain) loss on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate share of income	—	—	—	—	—	—	—	—	—

	$5.5	$2.6	$7.9	$3.6	$37.4	$12.2	$0.7	$9.4	$5.3
DDR ownership interest	21%	26%	10%	10%	50%	20%	14.52%	50%	20%

DDR FFO	$2.1	$1.1	$0.8	$0.4	$18.9	$2.4	$0.1	$4.7	$1.3

Joint Venture Investment Summary 3.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of December 31, 2008

	Lennox Town	Sun Center			Jefferson	Sansone	Sold/Acquired		DDR’s
	Center	Limited	Dublin	DOTRS	County	Group/	and		Proportionate
	Limited (2)	(2)	Village (3)	LLC	Plaza LLC	DDRC LLC	Other JVs (6)	Total	Share
Real estate assets	$21.0	$26.0	$0.1	$26.6	$7.0	$0.0	$51.0	$9,276.0	$1,930.0
Accumulated depreciation	(5.2)	(8.4)	0.0	(5.9)	(1.1)	0.0	(6.9)	(606.7)	(155.3)

Real estate, net	15.8	17.6	0.1	20.7	5.9	0.0	44.1	8,669.3	1,774.7

Receivables, net	1.8	0.9	0.0	0.8	0.1	0.0	0.6	136.5	32.7
Other assets	0.8	1.0	0.0	1.1	0.3	3.4	2.0	328.3	75.1
Disproportionate share of equity	—	—	—	—	—	—	—	—	19.2	(7)

	$18.5	$19.5	$0.1	$22.6	$6.3	$3.4	$46.7	$9,134.1	$1,901.7

Mortgage debt	$27.0	$18.8	$0.0	$21.0	$3.7	$0.0	$27.5	$5,776.9	$1,216.1
Amounts payable to DDR	0.0	0.0	0.1	0.0	4.0	0.0	0.0	65.0	8.4
Other liabilities	1.2	0.8	(0.1)	0.7	0.1	0.8	2.2	237.4	54.6

	28.2	19.6	0.0	21.7	7.8	0.8	29.7	6,079.3	1,279.1
Accumulated equity (deficit)	(9.7)	(0.1)	0.1	0.9	(1.5)	2.6	17.0	3,054.8	603.4
Disproportionate share of equity	—	—	—	—	—	—	—	—	19.2	(7)

	$18.5	$19.5	$0.1	$22.6	$6.3	$3.4	$46.7	$9,134.1	$1,901.7

Proportionate share of other assets/liabilities, net	$0.7	$0.9	($0.0)	$0.6	$0.1	$1.3	$0.1	$53.2

Disproportionate amount payable to DDR	$0.0	$0.0	$0.0	$0.0	$2.0	$0.0	$0.0	$54.3

Combining Statements of Operations For the year ended December 31, 2008

	Lennox Town	Sun Center			Jefferson	Sansone	Sold/Acquired		DDR’s
	Center	Limited	Dublin	DOTRS	County	Group/	and		Proportionate
	Limited (2)	(2)	Village (3)	LLC	Plaza LLC	DDRC LLC	Other JVs (6)	Total	Share
Revenues from operations	$5.0	$4.8	$0.0	$4.2	$0.9	$3.1	$2.7	$946.3	$212.9
Rental operation expenses	(1.6)	(1.3)	(0.0)	(1.2)	(0.5)	(1.8)	(2.4)	(325.7)	(71.6)

Net operating income	3.4	3.5	0.0	3.0	0.4	1.3	0.3	620.7	141.3
Depreciation and amortization expense	(0.4)	(0.6)	0.0	(0.8)	(0.2)	0.0	(0.7)	(241.6)	(49.9)
Interest expense	(1.6)	(1.6)	(0.0)	(1.3)	(0.5)	(0.1)	(0.8)	(307.6)	(62.3)

Income (loss) before gain on sale of real estate (4)	1.4	1.3	(0.0)	0.9	(0.3)	1.2	(1.2)	71.5	29.1
Tax expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(15.5)	(6.5)
Other gain, net	0.0	0.0	0.0	0.0	0.0	0.0	(1.9)	(31.3)	(2.7)
Gain (loss) on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	(0.0)	(4.0)	(0.7)
Discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0.0
Gain on sale of discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	7.4	(0.0)
Disproportionate share of income	—	—	—	—	—	—	—	—	(1.8	)(8)

Net income (loss)	$1.4	$1.3	$0.0	$0.9	($0.3)	$1.2	($3.0)	$28.2	$17.3
DDR ownership interest	50%	79%	63%	50%	50%	50%	* **	* **	*	**

	$0.7	$1.1	($0.0)	$0.5	($0.2)	$1.0	($1.1)	$17.3	$17.3
Amortization of basis differential	—	(0.2)	—	0.1	—	(0.3)	0.2	0.4	0.4

	$0.7	$0.9	$0.0	$0.6	($0.2)	$0.7	($0.9)	$17.7	$17.7

Proportionate share of net operating income (5)	$1.7	$2.8	($0.0)	$1.5	$0.2	$0.6	$0.2	$141.3

Proportionate share of interest expense (5)	$0.8	$1.2	$0.0	$0.7	$0.3	$0.0	$0.2	$62.3

Funds From Operations (“FFO”):

Net income (loss)	$1.4	$1.3	$0.0	$0.9	($0.3)	$1.2	($3.0)	$28.2	$17.3
Depreciation of real property	0.4	0.6	0.0	0.8	0.2	0.0	0.7	241.6	49.9
(Gain) loss on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate share of income	—	—	—	—	—	—	—	—	0.4	(9)

	$1.8	$1.9	($0.0)	$1.7	($0.1)	$1.2	($2.3)	$262.4	$67.6

DDR ownership interest	50%	79%	63%	50%	50%	50%	* **	* **

DDR FFO	$0.9	$1.6	($0.0)	$0.9	($0.0)	$1.0	($0.6)	$68.3

Joint Venture Investment Summary 3.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

(1)	Amounts may differ slightly from actual results, due to rounding.

(2)	Asset values reflect historical cost basis due to acquisition of partnership interest (i.e., does not reflect step-up in basis).

(3)	Represents undeveloped land.

(4)	Consists of impairment charges on two assets.

(5)	Does not include proportionate share of net operating income or interest expense for properties classified as discontinued operations.

(6)	Represents residual joint venture interests sold in 2007 and other small joint venture investments and land developments. To the extent that DDR is entitled to receive promoted income, DDR’s share of income could exceed the total income recorded by certain joint ventures as assets continue to be liquidated.

(7)	Adjustments represent the effect of promoted equity structures and minority interests. These adjustments are primarily at the RVIP IIIB, RVIP VII, RVIP VIII, Coventry II DDR Bloomfield, Coventry II DDR Marley Creek, Coventry II DDR Montgomery Farm and Coventry II DDR Tri-County Mall joint ventures as well as investments with Macquarie.

(8)	Adjustments represent the effect of promoted equity structures on DDR’s share of the income primarily from an asset management promote from RVIP IIIB, RVIP VII, and RVIP VIII and investments with Macquarie.

(9)	Adjustments associated with Coventry’s promoted interests primarily at RVIP IIIB, RVIP VII and RVIP VIII joint ventures as well as investments with Macquarie and additional promoted interest from joint venture investments sold in 2007.

***	See Section 3.1- Joint Venture Investment Summary, disclosing respective ownership percentage, as ownership percentage may have changed during the year, or the promoted interest is in effect.
Joint Venture Investment Summary 3.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Wholly-Owned and Consolidated Capital Transactions
(In Millions)

	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2008		2007		2006
Acquisitions/Transfers	$10.9		$3,048.7	(2)	$370.2
Completed Expansions Incremental Development Cost	27.8		32.7		73.1
Developments & Construction in Progress	419.5		428.5		246.0
Recurring Tenant Improvements & Third Party Leasing Commissions	11.6		12.5		11.7
Furniture, Fixtures & Equipment	6.3		13.0		10.2
Foreign Currency Adjustments	(41.3)		0.0		0.0

	434.8		3,535.4		711.2
Less: Real Estate Sales & Joint Venture Transfers	(312.9	)(1)	(2,001.3	)(3)	(289.8)

Net Additions	$121.9		$1,534.1		$421.4

(1)	In addition to asset sales disclosed on Schedule 4.2, this balance includes the sale of seven outparcels.

(2)	Includes acquisition of the IRRETI portfolio ($3,018 million), a property in Terrell, TX ($17 million), an additional interest in a San Francisco property, and the redemption of OP units.

(3)	In addition to asset sales ($610 million), this balance includes the following sales to joint ventures: Dividend Capital Total Realty Trust ($99 million), DDR Domestic Retail Fund I Joint Venture ($1,229 million), Macquarie DDR Trust ($50 million); and 11 outparcel sales.
Summary of Joint Venture Capital Transactions
(In Millions)

	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2008		2007		2006
Acquisitions/Transfers	$111.4	(1)	$4,987.4	(2)	$729.9
Completed Expansions Incremental Development Cost	52.8		21.9		0.0
Developments & Construction in Progress	315.8		142.7		139.6
Recurring Tenant Improvements & Third Party Leasing Commissions	18.4		9.8		9.1
Foreign Currency Adjustments	(106.2)		48.5		0.0

	$392.2		$5,210.3		$878.6
Less: Real Estate Sales and Dispositions	($61.9	)(1)	($204.3	)(3)	($409.0)

Net Additions	$330.3		$5,006.0		$469.6

(1)	Includes the acquisition of a shopping center located in Independence, MO from the Macquarie DDR Trust, which is also reflected as a disposition.

(2)	Includes the acquisition of assets from DDR by DDR Domestic Retail Fund ($1,463 million), Dividend Capital Total Realty Trust ($160 million) and DDR Macquarie Fund LLC ($50 million). Also includes the formation of DDRTC Core Retail Fund ($2,942 million), the acquisition of the SAU Retail Fund ($309 million), and the acquisition of an additional property interest by Sonae Sierra Brazil BV Sarl.

(3)	Includes the sale of seven shopping centers ($168 million), which were previously owned by a joint venture with Kuwait Financial Centre, to the DDR Domestic Retail Fund I and the sale of vacant land in TX and CO.
Summary of Wholly Owned and Joint Venture Capital Transactions 4.1

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Operating Property Acquisitions
There were no significant third party acquisitions for the year ended December 31, 2008.
Operating Property Dispositions

			DDR’s			Purchase
Disposition			Effective			Price
Date	Location	Property Name	Ownership	JV Partner	Total GLA	(Millions)		Major Tenants
Consolidated
1/10/2008	Brandon, FL	Albertsons at Bloomingdale Hills	100%	N/A	78,686	$6.4		Albertson’s
3/7/2008	Gadsden, AL	East Side Plaza	100%	N/A	85,196	$1.6		Fred’s, Food World (Not Owned)
6/12/2008	Hutchinson, MN	Hutchinson Mall	100%	N/A	121,001	$2.5		J.C. Penney, Hennen’s Furniture (Not Owned)
6/23/2008	Charlotte, NC	BJ’S Wholesale Club	100%	N/A	99,792	$16.6		BJ’s Wholesale Club
8/5/2008	Daytona Beach, FL	PetsMart	100%	N/A	26,194	$5.3		PetsMart
8/5/2008	Alpharetta, GA	PetsMart	100%	N/A	38,418	$6.4		PetsMart
8/5/2008	Chattanooga, TN	PetsMart	100%	N/A	26,040	$4.8		PetsMart
8/5/2008	Fredericksburg, VA	PetsMart	100%	N/A	26,067	$5.2		PetsMart
8/11/2008	S. Anderson, SC	Crossroads Plaza	100%	N/A	163,809	$3.1		—
8/21/2008	Daytona Beach, FL	KB Homes	100%	N/A	22,255	$2.8		KB Homes
8/12/2008	Chelmsford, MA	Apollo Drive Office Building	55.84%	USAA	291,424	$20.7	(1)	—
9/12/2008	Jersey City, NJ	440 Commons	100%	N/A	162,533	$24.6		Home Depot, Raymour & Flanigan
12/9/2008	Plano,TX	CVS Pharmacy	100%	N/A	10,908	$2.9		CVS Pharmacy
12/18/2008	Seekonk, MA	Stop N Shop	100%	N/A	80,713	$13.2		Stop N Shop
12/23/2008	Kissimmee, FL	CVS Pharmacy	100%	N/A	9,504	$2.5		CVS Pharmacy
12/23/2008	Carrollton, TX	CVS Pharmacy	100%	N/A	9,504	$2.1		CVS Pharmacy
12/23/2008	Lake Worth, TX	CVS Pharmacy	100%	N/A	9,504	$1.8		CVS Pharmacy
12/23/2008	Richardson, TX	CVS Pharmacy	100%	N/A	10,560	$2.4		CVS Pharmacy
12/23/2008	River Oaks, TX	CVS Pharmacy	100%	N/A	10,908	$2.8		CVS Pharmacy
12/23/2008	The Colony, TX	CVS Pharmacy	100%	N/A	9,504	$2.0		CVS Pharmacy
12/23/2008	Wichita Falls, TX	CVS Pharmacy	100%	N/A	9,504	$1.9		CVS Pharmacy
12/23/2008	Wichita Falls, TX	CVS Pharmacy	100%	N/A	9,504	$2.1		CVS Pharmacy
12/26/2008	Cayey, PR	Plaza Cayey	100%	N/A	25,840	$1.0		Caribbean Cinemas
12/30/2008	Worthington, MN	Northland Mall	100%	N/A	185,658	$1.8		J.C. Penney

Total Dispositions					1,523,026	$136.5

(1) DDR received 100% of the disposition proceeds.
Joint Venture
There were no significant third party acquisitions or dispositions for the year ended December 31, 2008, except for the acquisition of Independence, MO by a joint venture with Cole Real Estate Investments for a purchase price of $62.0 million. The property was previously owned by Macquaire DDR Trust. DDR’s effective ownership did not change.
Wholly Owned and Joint Venture Acquisitions and Dispositions 4.2

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Wholly-Owned and Consolidated Development Projects

					Cost	Assets	Estimated
				Estimated	Incurred	Placed in	Initial
		Total	Owned	Net Cost	To Date	Service	Anchor
Location	Project Name	GLA	GLA	(Millions)	(Millions)	(Millions)	Opening	Major Anchors

Projects in Process
Ukiah (Mendocino), CA (1)	Mendocino Crossings	758,900	228,943	$66.9	$14.0	$0.0	2H11
New Haven (Guilford), CT	Guilford Commons	144,592	137,527	$48.0	$14.5	$0.0	2H10	Coldwater Creek, Joseph Banks, J.Crew
Homestead, FL	Homestead Pavilion	394,916	272,610	$79.7	$78.6	$18.7	2H08	Kohl’s, Sports Authority, Ross Dress for Less, Michaels, Staples
Miami, FL	Shops at Midtown	635,665	391,351	$148.8	$134.5	$104.2	2H06	Target, Marshalls, West Elm, Loehmann’s, Ross Dress for Less, PetsMart
Boise (Nampa), ID	Nampa Gateway Center	921,162	431,689	$126.7	$75.2	$10.0	2H07	JCPenney, Macy’s, The Sports Authority, Idaho Athletic Club
Boston (Norwood), MA	The Shoppes at Elmway Farms	72,243	56,343	$26.7	$17.7	$0.0	2H09
Boston, MA (Seabrook, NH)	Seabrook Town Center	446,055	210,855	$54.5	$33.8	$0.0	2H10	Target (Phase I)
Elmira (Horseheads), NY	Southern Tier Crossings	689,395	350,987	$55.0	$45.0	$24.2	1H07	Kohl’s, Wal-Mart, Dick’s, PetsMart, Ulta, Mens Warehouse
Raleigh (Apex), NC	Apex Promenade	78,830	72,830	$16.9	$8.5	$0.0	2H09	HH Gregg, Outback Steakhouse
Austin (Kyle), TX (1)	Kyle Marketplace	805,618	443,092	$77.2	$50.8	$0.0	2H09	Target, Kohl’s, City Lights Theater

		4,947,376	2,596,227	$700.4	$472.6	$157.1

(1)	Consolidated joint venture. DDR has a 50% interest.
Wholly-Owned and Consolidated Land Held for Development

	DDR’s
	Effective	Total
Location	Ownership	Acreage

Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	30.2
Atlanta (Union City), GA	100%	85.0
Chicago (Grayslake), IL	50%	106.0
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
San Antonio (Schertz), TX	50%	85.0
Isabela, Puerto Rico	80%	11.1
Oconomowoc, WI	50%	121.6
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillinbury — Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillinbury — Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillinbury — Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (13 sites)	100%	Various

Wholly-Owned & Consolidated Total Net Cost	$226.1 (2)	910.2

(2)	Amount excludes partner’s ownership interest, which was $103.9 million as of December 31, 2008 and was reflected on the Company’s balance sheet in construction in progress.
Wholly Owned and Consolidated Development 4.3

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Joint Venture Development Projects

				DDR’s		Estimated	Cost	Assets	DDR’s	Estimated
				Effective	Joint	Net	Incurred	Placed in	Proportionate	Initial
		Total	Owned	Ownership	Venture	Cost	To Date	Service	Cost	Anchor
Location	Project	GLA	GLA	Percentage	Partner	(Millions)	(Millions)	(Millions)	(Millions)	Opening	Major Anchors

Projects in Progress
Kansas City (Merriam), KS	Merriam Village	245,182	158,632	20.0%	Coventry II	$43.7	$43.8	$0.0	$8.7	TBD

Detroit (Bloomfield Hills), MI	Bloomfield Park	762,915	623,782	10.0%	Coventry II/BP I, LLC	$189.8	$203.6	$0.0	$19.0	TBD	Barnes and Noble, The Park Theater

Dallas (Allen), TX	Watters Creek	831,413	797,665	10.0%	Coventry II/ Trademark Property Company	$171.2	$157.9	$59.5	$17.1	1H08	Market Street United, Borders, DSW ShoeWarehouse, The Cheesecake Factory

Manaus, Brazil (1)	Manauara	477,630	477,630	47.4%	Sonae Sierra	$98.2	$74.4	$0.0	$46.5	1H09	Riachuelo, Renner, Bemol, Marisa

		2,317,140	2,057,709			$502.9	$479.7	$59.5	$91.3

(1)	The majority of the increase in the estimated net cost is due to foreign currency translation rates.
Joint Venture Development 4.3

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Development Assets Placed in Service
(In Millions)

		Unconsolidated JV Assets
			DDR’s
	Consolidated		Proportionate
Date	Assets	Total	Share

As of December 31, 2008	$157.1	$59.5	$5.9
Projected 2009	$141.4	$167.0	$53.4
Projected Thereafter	$401.9	$276.4	$32.0

	$700.4	$502.9	$91.3

Development Funding Schedule
(In Millions)

		Unconsolidated Joint Venture Funding
		DDR	JV Partners’	Proceeds from
	Consolidated	Proportionate	Proportionate	Construction	Total
	Funding	Share	Share	Loans	JV Funding
Funded as of December 31, 2008	$472.6	$70.8	$173.4	$235.5	$479.7
Projected Net Funding 2009	$46.1	13.7	28.9	21.2	$63.8
Projected Net Funding Thereafter	$181.7	(10.0)	(40.2)	9.6	($40.6)

	$700.4	$74.5	$162.1	$266.3	$502.9

Wholly Owned and Joint Venture Development Delivery and
Funding Schedules 4.4

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Significant Wholly-Owned and Consolidated
Redevelopment or Expansion Projects

		DDR’s	Joint
		Ownership	Venture
Location	Property Name	Percentage	Partner	Project Description

Projects Completed

Olean, NY	Wal-Mart Plaza	100%	N/A	Relocate two tenants to accommodate Wal-Mart expansion to a Supercenter.

Akron (Stow), OH	Stow Community	100%	N/A	Recapture 116,000 sf Kmart and release to Hobby Lobby (opened 10/08), Dollar Tree and additional retail space. Create outparcels for Panera, Chipolte, Great Clips, AT&T, and Scottrade.

Dayton (Huber Hts.), OH	North Heights Plaza	100%	N/A	Expansion of the shopping center to construct a 45,000 sf Dick’s (opened 4/08).

Total Net Cost (Millions)			$41.2

Projects in Progress
Miami (Plantation), FL	The Fountains	100%	N/A	Redevelopment of shopping center to include Kohl’s (will open Fall 2009) and other junior anchor tenants.

Chesterfield, MI	Chesterfield Corners	100%	N/A	Dollar Galaxy (opened 8/07), Xtreme Fitness (opened 4/08), 8,400 sf of small shop retail and additional retail space to be announced.

Fayetteville, NC	Cross Pointe Center	100%	N/A	Reconfigure 18,000 sf of in-line space to include Ulta (opened 7/08). Construct multi-tenant outparcel building.

Total Net Cost (Millions)			$106.9	(1)

(1) At December 31, 2008, approximately $76.6 million of costs had been incurred in relation to the projects in progress.

Summary of Significant Joint Venture Redevelopment or Expansion Projects

		DDR’s	Joint
		Ownership	Venture
Location	Property Name	Percentage	Partner	Project Description

Projects Completed

Chicago (Deer Park), IL	Deer Park Town Center	25.75%	Prudential Real state Investors	Construction of a 13,500 sf multi-tenant outparcel building.

Kansas City, MO	Ward Parkway	20.0%	Coventry II	Redevelopment of the lower level of the mall to include Staples (opened 5/08), other tenants that have opened and other retail tenants to be announced.

Cincinnati, OH	Tri-County Mall	20.0%	Coventry II / Thor Equities	Redevelopment of the former JCPenney store to include Krazy City and Ethan Allen (opened 4Q07), and several other new retail tenants and restaurants to be announced.

Total Net Cost (Millions)			$295.5	(1)

DDR’s Proportionate Share (Millions)			$59.3

Projects in Progress

Buena Park, CA	Buena Park Mall & Entertainment	20.0%	Coventry II	Redevelopment of the lower level of the mall to include John’s Incredible Pizza.

Los Angeles (Lancaster), CA	Valley Central Discount	21.0%	Prudential Real Estate Investors	Relocate existing Wal-Mart to the area previously occupied by 99 Cent Store (relocated), House to Home and Costco (which were demolished) for development of a Wal-Mart Supercenter (opened 7/07). Recaptured and redemise the former Wal-Mart for Michael’s (opened 9/08) and three additional junior anchors and three outparcels.

Benton Harbor, MI	Fairplain Plaza	20.0%	Coventry II	Expansion of the existing shopping center to include an 89,000 sf Kohl’s (opened 10/06), a 20,087 sf PETsMART (opened 2/08), a 17,340 sf Michael’s (opened 10/08), and additional retail tenants to be announced.

Total Net Cost (Millions)			$154.2	(1) (2)

DDR’s Proportionate Share (Millions)			$31.1

(1)	Total cost includes the acquisition costs for the Coventry II redevelopments.

(2)	At December 31, 2008, approximately $116.7million of costs had been incurred in relation to the projects in progress and DDR’s pro-rata share was $23.5 million.
Wholly Owned and Joint Venture Expansions and Redevelopments 4.5

Developers Diversified Realty
Quarterly Financial Supplement
For the twelve months ended December 31, 2008
Summary of Recently Developed Assets

				DDR’s Effective
	Location	Related Project	Owned GLA	Ownership

1	San Diego (Oceanside), CA	Oceanside Place Cinemas	79,884	100%
2	Denver (Littleton, CO)	Aspen Grove	231,450	100%
3	Fort Collins, CO	Mulberry and Lemay Crossing	18,988	100%
4	Lakeland, FL	Lakeland Marketplace	77,582	100%
5	Miami (Homestead), FL	Homestead Pavilion	275,839	100%
6	Miami, FL	The Shops at Midtown Miami	400,685	100%
7	Macon, GA	Eisenhower Annex	55,505	100%
8	Chicago (Deer Park), IL	Deer Park Town Center	292,139	24.8%
9	Chicago (McHenry), IL	The Shoppes at Fox River	224,552	100%
10	Salisbury, MD	The Commons	126,135	100%
11	Boston (Everett), MA	Gateway Center	222,236	100%
12	Minneapolis (Coon Rapids), MN	Riverdale Village	8,856	100%
13	St. Louis (Arnold), MO	Jefferson County Plaza	42,091	50%
14	Freehold, NJ	Freehold Marketplace	23,454	100%
15	Princeton, NJ	Nassau Park Pavilion	598,737	100%
16	Trenton (Hamilton), NJ	Hamilton Marketplace	468,240	100%
17	Elmira (Horseheads), NY	Southern Tier Crossing	350,987	100%
18	Raleigh (Apex), NC	Apex Promenade	81,780	100%
19	Raleigh (Apex), NC	Beaver Creek Crossings (Phase 1 - South)	268,333	100%
20	Cleveland (Aurora), OH	Barrington Town Square	102,683	100%
21	Allentown, PA	West Valley Marketplace	259,239	100%
22	Johnson City, TN	Johnson City Marketplace	11,749	100%
23	Austin, TX	Shoppes @Tech Ridge	282,798	24.8%
24	San Antonio, TX	Bandera Point	416,721	100%
25	San Antonio, TX	Village at Stone Oak	305,824	100%
26	San Antonio, TX	Westover Marketplace	216,737	20%
27	Milwaukee (Brookfield), WI	Shoppers World of Brookfield	15,070	100%
28	Manaus, Brazil	Manauara Shopping Center	477,630	47.4%

	Total		5,935,924

Summary of Recently Developed Assets 4.6

Developers Diversified Realty
Quarterly Financial Supplement
For the twelve months ended December 31, 2008
Summary of Recently Expanded and Redeveloped Assets

				DDR’s Effective
	Location	Related Project	Owned GLA	Ownership

1	Birmingham, AL	Brook Highland Plaza	424,341	100%
2	Phoenix, AZ	Christown Spectrum Mall	441,406	20%
3	N. Little Rock, AR	McCain Plaza	295,013	100%
4	Los Angeles (Buena Park), CA	Buena Park Downtown	724,143	20%
5	Denver, CO	Centennial Promenade	408,337	100%
6	Lakeland, FL	Lakeland Burlington Coat Factory	81,921	100%
7	Ocala, FL	Ocala West	105,276	100%
8	Tallahassee, FL	Capital West	79,451	100%
9	Tampa (Bayonet Point), FL	Point Plaza	209,714	100%
10	Tampa (Brandon), FL	Kmart Shopping Center	161,900	100%
11	Ottumwa, IA	Quincy Place Mall	241,427	100%
12	Benton Harbor, MI	Fairplain Plaza	222,739	20%
13	Chesterfield, MI	Chesterfield Marketplace	281,320	100%
14	Gaylord, MI	Pine Ridge Square	150,203	100%
15	Starkville, MS	Starkville Crossings	133,691	100%
16	Kansas City, MO	Ward Parkway	388,387	20%
17	Kansas City (Leawood), KS	Town Center Plaza	309,423	100%
18	Buffalo (Amherst), NY	Boulevard Consumer Square	441,603	100%
Summary of Recently Expanded and Redeveloped Assets 4.7

Developers Diversified Realty
Quarterly Financial Supplement
For the twelve months ended December 31, 2008
Summary of Recently Expanded and Redeveloped Assets

				DDR’s Effective
	Location	Related Project	Owned GLA	Ownership

19	Olean, NY	Wal-Mart Plaza	285,400	100%
20	Rome, NY	Freedom Plaza	194,467	100%
21	Charlotte (Mooresville), NC	Mooresville Consumer Square	472,182	100%
22	Durham, NC	Oxford Commons	207,864	100%
23	Fayetteville, NC	Cross Pointe Center	204,563	100%
24	Wilmington, NC	University Centre	411,887	100%
25	Akron (Stow), OH	Stow Community Shopping Center	404,483	100%
26	Cincinnati, OH	Tri County Mall	758,031	18%
27	Dayton (Huber Hts), OH	North Heights Plaza	182,749	100%
28	Tiffin, OH	Tiffin Mall	170,868	100%
29	San Juan (Bayamon), PR	Rio Hondo	466,499	100%
30	San Juan (Ron Piedras), PR	Seniorial Plaza	168,664	100%
31	Chattanooga, TN	Overlook at Hamilton Place	207,244	100%
32	Salt Lake City (Midvale), UT	Family Center at Fort Union	641,957	100%
33	Salt Lake City (Riverdale), UT	Family Center at Riverdale	593,398	100%
34	Salt Lake City (Taylorsville), UT	Family Center at Taylorsville	697,630	100%
35	Seattle (Kirkland), WA	Totem Lakes Malls	253,867	20%

	Total		6,971,718
	=
Summary of Recently Expanded and Redeveloped Assets 4.7

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Company Features

713	Shopping Centers and Interests in Retail Assets

45	States (Plus Puerto Rico, Brazil, Russia and Canada)

119	Million Sq. Ft. Owned (1)

157	Million Sq. Ft. Owned and Managed (1) (2)

92.2%	Core Portfolio % Leased

(1)	Assumes 100% ownership of joint venture assets. Based on actual pro rata ownership of joint venture assets and excluding developments and redevelopments in process and scheduled to commence in 2009, total owned GLA was 67.5 million square feet.

(2)	Includes unowned anchors at Company-owned operating and development retail properties.
Portfolio Summary 5.0

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

National portfolio creates efficiencies and strengthens tenant relationships
Portfolio Summary 5.0

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Average Annualized Base Rental Rates PSF

	Number of	Total Annualized Base Rent / S.F.
Period Ending	Properties	Total	Shop Space

Dec. 31, 2008	649	$12.43	$18.43
Dec. 31, 2007	657	$12.33	$18.14
Dec. 31, 2006	409	$11.74	$17.46
Dec. 31, 2005	380	$11.30	$16.62
Dec. 31, 2004	373	$11.13	$16.14
Dec. 31, 2003	274	$10.82	$15.55
Dec. 31, 2002	189	$10.58	$15.18
Dec. 31, 2001	192	$10.03	$14.02
Dec. 31, 2000	190	$9.66	$13.66
Dec. 31, 1999	186	$9.20	$12.69
Dec. 31, 1998	159	$8.99	$12.39
Dec. 31, 1997	123	$8.49	$11.69
Dec. 31, 1996	112	$7.85	$10.87
Dec. 31, 1995	106	$7.60	$10.54
Dec. 31, 1994	84	$5.89	$9.02
Dec. 31, 1993	69	$5.60	$8.56
Dec. 31, 1992	53	$5.37	$8.37

(1)	Figures exclude Brazilian portfolio, Service Merchandise portfolio, development properties and managed properties.
Portfolio Summary 5.0

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Lease Expirations by Year as of December 31, 2008

	Anchor Base Rent				Shop Space Base Rent
		Revenues		% of		Revenues		% of
Year	Leases	($M)	Avg. PSF	Revenue	Leases	($M)	Avg. PSF	Revenue

2009	68	$19.9	$6.89	3.2%	1595	$77.2	$16.88	13.6%
2010	121	$39.2	$8.48	6.3%	1445	$80.2	$17.48	14.1%
2011	148	$51.2	$10.11	8.3%	1492	$92.7	$18.52	16.3%
2012	156	$55.5	$8.57	9.0%	1208	$80.4	$19.15	14.1%
2013	149	$50.3	$8.48	8.1%	1166	$80.0	$18.02	14.1%
2014	151	$56.1	$9.53	9.1%	366	$29.2	$17.55	5.1%
2015	103	$47.6	$9.58	7.7%	215	$20.7	$18.61	3.6%
2016	93	$44.1	$9.75	7.1%	195	$20.0	$20.63	3.5%
2017	89	$46.2	$10.14	7.5%	192	$21.6	$19.82	3.8%
2018	68	$33.0	$9.90	5.3%	239	$29.3	$17.79	5.1%

2009 - 2018 Subtotal	1,146	$443.1	$9.18	71.6%	8,113	$531.3	$18.14	93.3%
Total Rent Roll	1,403	$618.7	$9.42	100.0%	8,356	$569.2	$18.23	100.0%

Portfolio Summary 5.0

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Largest Tenants by Owned and Managed GLA

	Total	Total	Owned	Owned	Unowned	Unowned
	Units	GLA (msf)	Units	GLA (msf)	Units	GLA (msf)

1. Wal-Mart / Sam’s Club	103	16.4	44	6.7	59	9.7
2. Target	66	8.4	11	1.4	55	7.0
3. Lowe’s Home Improvement	41	5.3	21	2.7	20	2.6
4. Home Depot	40	4.3	12	1.2	28	3.1
5. Kohl’s	44	3.9	37	3.3	7	0.6
6. T.J. Maxx / Marshalls	100	3.3	100	3.3	0	0.0
7. Kmart / Sears	38	3.2	37	3.0	1	0.2
8. Publix Supermarkets	56	2.5	56	2.5	0	0.0
9. Mervyns	31	2.4	30	2.3	1	0.1
10. PetSmart	102	2.3	101	2.2	1	0.1
Portfolio Summary 5.0

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Largest Tenants by GLA and Base Rental Revenues (1)

		% of	Credit Ratings
Major Tenant (units)	Owned GLA	Total GLA	(S&P/Moody’s)

1. Wal-Mart / Sam’s Club (44)	4.9	7.3%	AA / Aa2
2. Lowe’s Home Improvement (21)	2.2	3.2%	A+ / A1
3. Kmart / Sears (37)	2.0	3.0%	BB- / Ba1
4. T.J. Maxx / Marshall’s (100)	1.6	2.5%	A / A3
5. Kohl’s (36)	1.4	2.1%	BBB+ / Baa1
6. Mervyn’s (30)	1.2	1.8%	NR / NR
7. Target (11)	1.1	1.7%	A+ / A2
8. PetSmart (101)	1.0	1.6%	BB / NR
9. Kroger (41)	1.0	1.6%	BBB- / Baa2
10. Bed, Bath, & Beyond (60)	1.0	1.5%	BBB / NR

Subtotal 1-10	17.4	26.2%
Total Portfolio	66.5	100.0%

	Base Rental	% of Total	Credit Ratings
Major Tenant (units)	Rev. ($M)	Base Rent	(S&P/Moody’s)

1. Wal-Mart / Sam’s Club (44)	$31.3	4.4%	AA / Aa2
2. T.J. Maxx / Marshalls (100)	$14.9	2.1%	A / A3
3. Mervyn’s (30)	$13.9	2.0%	NR / NR
4. Lowe’s Home Improvement (21)	$13.8	2.0%	A+ / A1
5. Petsmart (101)	$13.6	1.9%	BB / NR
6. Bed Bath & Beyond (60)	$11.9	1.7%	BBB / NR
7. Circuit City (39)	$11.6	1.6%	NR / NR
8. Kohl’s (36)	$9.9	1.4%	BBB+ / Baa1
9. Michael’s (75)	$9.9	1.4%	B- / Caa1
10. Rite Aid (41)	$9.8	1.4%	B- / Caa3

Subtotal 1-10	$140.6	19.9%
Total Portfolio	$707.1	100.0%

(1)	Based on pro rata ownership of joint venture properties.
Portfolio Summary 5.0

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Consolidated Debt
as of December 31, 2008

		Loan		Maturity	Interest
		Balance(000’s)		Date	Rate(1)

SENIOR DEBT:
Unsecured Credit Facilities:
$1.25 Billion Revolving Credit Facility		$975,434		06/10	Libor + 60
$75 Million Revolving Credit Facility		51,750		06/10	Libor + 60
Secured Credit Facility:
$800 Million Term Loan		800,000		02/11	Libor + 70

Total Term and Credit Facility Debt		1,827,184

PUBLIC DEBT:
Medium Term Notes	F	226,987		01/09	3.875
Medium Term Notes	F	199,492		05/10	5.000
Medium Term Notes	F	298,389		08/10	4.625
Medium Term Notes	F	249,651		04/11	5.250
Convertible Notes	F	250,000	(2)	08/11	3.500
Convertible Notes	F	583,000	(3)	03/12	3.000
Medium Term Notes	F	345,675		10/12	5.375
Medium Term Notes	F	199,547		05/15	5.500
Medium Term Notes	F	100,000		07/18	7.500

Total Public Debt		2,452,741

MORTGAGE DEBT:
Tech Center 29, Silver Springs, MD	F	6,173		02/09	7.330
Middletown Village, Middletown, RI	F	10,000		02/09	4.531
Terrell Plaza, Terrell, TX	V	12,774	(4)	02/09	Libor + 150
Abernathy Square, Atlanta, GA	F	13,392		03/09	6.285
Orlando, FL	F	17,477		05/09	7.000
Shoppes at Wendover Village, Greensboro, NC	F	5,450		06/09	4.222
Town Center Plaza, Leawood, KS	F	46,435		07/09	7.310
Mill Pond Village, Cary, NC	F	8,500		07/09	4.758
Adams Farm, Greensboro, NC	F	6,700		08/09	4.652
DDR MDT MV, LLC	V	45,923	(5)	10/09	Libor + 72
Liberty Fair Mall, Martinsville, VA	F	18,936		12/09	8.460
Kyle Crossing, Kyle, TX	V	26,057	(4)(6)	01/10	Libor + 300
Cibolo Creek Center, Schertz, TX	V	6,480	(4)	01/10	Libor + 225
Plant City Crossing, Plant City, FL	F	5,900		05/10	4.700
Brick Ctr Plaza, Brick, NJ	F	10,300		06/10	4.375
Windsor Court SC, Windsor, CT	F	8,015		06/10	4.390
Edgewater Town Ctr, Edgewater, NJ	F	14,000		06/10	4.685
Valley Park Commons, Hagerstown, MD	F	6,770		07/10	4.440
East Hanover Plaza, East Hanover, NJ	F	9,280		07/10	4.685
Sony Theatre, East Hanover, NJ	F	6,445		07/10	4.685
Oakley Plaza, Asheville, NC	F	5,175		08/10	4.290
Deer Valley Town Center, Phoenix, AZ	F	16,733		09/10	8.010
Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Consolidated Debt
as of December 31, 2008 (con’t)

		Loan		Maturity	Interest
		Balance(000’s)		Date	Rate(1)

Capital Crossing, Raleigh, NC	F	$5,478		09/10	4.300
Downtown Short Pump, Richmond, VA	F	18,480		09/10	4.900
DDR MDT MV, LLC	F	212,550	(5)	10/10	5.211
Tequesta Shops Plaza, Tequesta, FL	F	5,200		10/10	5.300
Shops on the Circle, Dothan, AL	F	11,409		11/10	7.920
Big Flats Consumer Square I, Big Flats, NY	F	4,567		12/10	8.011
Plattsburgh Consumer Square, Plattsburgh, NY	F	4,458		12/10	8.000
Denbigh Village, Newport News, VA	F	11,457		12/10	4.940
Camfield Corners, Charlotte, NC	F	5,150		12/10	5.040
Homestead Pavilion, Homestead, FL	V	58,929		03/11	Libor + 120
Peach Street Square I, Erie, PA	F	24,382		04/11	6.884
Peach Street Square II, Erie, PA	F	2,813		04/11	6.884
Southland Crossings, Boardman, OH	F	25,320		04/11	6.884
Plaza at Sunset Hills, St. Louis, MO	F	32,822		04/11	6.884
The Promenade at Brentwood, St. Louis, MO	F	24,382		04/11	6.884
Centennial Promenade, Denver, CO	F	36,573		04/11	6.884
DDRC Headquarters, Beachwood, OH	V	19,958		04/11	Libor + 110
Southern Tier Crossing, Horseheads, NY	V	30,618		09/11	Libor + 150
Union Town Center, Indian Train, NC	F	6,634		10/11	7.000
Westgate Plaza, Gates, NY	F	23,783		10/11	7.240
Ashtabula Commons, Ashtabula, OH	F	6,608		12/11	7.000
Paradise Village Gateway, Phoenix, AZ	F	30,000	(7)	03/12	5.385
Gravois Village Plaza, St. Louis, MO	F	448		06/12	8.625
University Hills, Denver, CO	F	26,545		07/12	7.300
N. Charleston Center, N. Charleston, SC	F	10,027		07/12	7.370
Cortez Plaza, Bradenton, FL	F	12,198		07/12	7.150
Duvall Village, Bowie, MD	F	8,424		10/12	7.040
Walgreen’s, Rockford, IL	F	3,223		11/12	4.863
Walgreen’s, Dearborn Hts, MI	F	3,550		11/12	4.863
Walgreen’s, Livonia, MI	F	2,477		11/12	4.863
Mooresville Consumer Square, Mooresville, NC	F	22,869		12/12	6.930
Big Flats Consumer Square IV, Big Flats, NY	F	823		01/13	7.600
Big Flats Consumer Square II, Big Flats, NY	F	2,899		01/13	8.010
Delaware Consumer Square, Buffalo, NY	F	715		01/13	6.960
Walgreen’s, Oshkosh, WI	F	2,817		02/13	4.863
Walgreen’s, Westland, MI	F	2,625		03/13	4.863
Paseo Colorado, Pasadena, CA	F	79,100		04/13	5.000
Family Center at Meridian, Meridian, ID	F	7,440		04/13	5.000
Meridian Crossroads, Meridian, ID	F	29,760		04/13	5.000
University Center, Wilmington, NC	F	24,500		04/13	5.000
Aspen Grove, Littleton, CO	F	42,200		04/13	5.000
Plaza Escorial, Carolina, PR	F	57,500		04/13	5.000
Plaza Rio Hondo, Bayamon, PR	F	109,500		04/13	5.000
Victor Square, Victor, NY	F	6,297		04/13	5.800
Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Consolidated Debt
as of December 31, 2008 (con’t)

		Loan		Maturity	Interest
		Balance(000’s)		Date	Rate(1)

Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	F	$43,475		05/13	6.990
Monmouth Consumer Sq., W. Long Branch, NJ	F	9,597		07/13	8.570
Rotonda Plaza, Englewood, FL	F	1,352		07/13	5.800
Reno Riverside, Reno, NV	V	3,296	(8)	02/15	Prime + 170
Wal-Mart Plaza, Olean, NY	F	3,662		07/15	8.995
Hamilton Commons, Mays Landing, NJ	F	11,349		09/15	4.700
Consumer Square West, Columbus, OH	F	12,544		11/15	10.188
Boulevard Consumer Square (Kmart), Amherst, NY	F	9,681		11/15	7.850
Tops Plaza, Lockport, NY	F	10,124		01/16	8.000
Merriam Town Center, Merriam, KS (TIF)	F	4,775		02/16	6.900
Freedom Plaza, Rome, NY	F	3,571		09/16	7.850
Transit Commons, Amherst, NY	F	4,204		12/16	7.680
Thruway Plaza (Wal-Mart), Cheektowaga, NY	F	4,060		10/17	6.780
Tops Plaza, Ithaca, NY	F	15,933		01/18	7.050
Boulevard Consumer Square, Amherst, NY	F	11,195		07/18	5.670
Mohawk Commons, Niskayuna, NY	F	20,804		12/18	5.750
Lowes, Henderson, TN	F	7,691		01/19	7.660
Mariner Square, Spring Hill, FL	F	4,521		09/19	9.750
Northland Square, Cedar Rapids, IA	F	8,609		01/20	9.375
Connecticut Commons, Plainville, CT	F	6,675		04/21	7.125
West Valley Marketplace, Allentown, PA	F	15,899		07/21	6.950
Gulfport Promenade, Gulfport, MS	V	60,000		12/37	SIFMA + 5

Total Mortgage Debt		1,637,440

Total Consolidated Debt		$5,917,363

		Wtd. Avg.	Wtd. Avg.
		Maturity	Interest Rate
Fixed Rate	$4,426,146	2.94 years	5.1%
Variable Rate	$1,491,218	2.68 years	1.7%

	$5,917,363	2.87 years	4.2%

Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Consolidated Debt
as of December 31, 2008 (con’t)

CUMULATIVE REDEEMABLE PREFERRED SHARES	Outstanding Amount(000’s)	First Call Date
Class G — 8.0%	$180,000	March 28, 2008
Class H — 7.375%	$205,000	July 28, 2008
Class I — 7.5%	$170,000	May 7, 2009
DERIVATIVE INSTRUMENTS

	Notional Amount(000’s)	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100,000	Secured Credit Facility	1 mo. LIBOR	4.933%	October 18, 2009
Interest Rate Swap	$50,000	Secured Credit Facility	1 mo. LIBOR	4.965%	October 18, 2009
Interest Rate Swap	$50,000	Secured Credit Facility	1 mo. LIBOR	4.964%	October 18, 2009
Interest Rate Swap	$200,000	Secured Credit Facility	3 mo. LIBOR	5.149%	June 28, 2010
Interest Rate Swap	$100,000	$1.25 Billion Revolving Credit Facility	1 mo. LIBOR	4.942%	September 29, 2010
Interest Rate Swap	$100,000	Secured Credit Facility	1 mo. LIBOR	4.815%	February 21, 2012

Notes:

F — Fixed-Rate Debt V — Variable-Rate Debt

1.	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Deferred finance cost amortization of approximately $9.8 million net, is offset by approximately $4.6 million of fair market value adjustments in 2008.

2.	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $64.23 per share, however, this conversion price has been increased to $65.17 per share through the purchase of a convertible note hedge. The principal balance on these notes is to be settled in cash.

3.	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share, however, this conversion price has been increased to $82.71 per share through the purchase of a convertible note hedge. The principal balance on these notes is to be settled in cash.

4.	The Company’s 50% joint venture with David Berndt Interests is consolidated within DDR’s accounts pursuant to FIN 46.

5.	The Company’s 50% joint venture with DDR MDT MV LLC is consolidated within DDR’s accounts pursuant to FIN 46.

6.	This loan has a LIBOR floor of 2.00%.

7.	The Company’s 67% joint venture with Shea and Tatum Associates is consolidated within DDR’s accounts pursuant to EITF 04-05.

8.	This loan has a floor interest rate of 5.95% and a cap of 9.00%.
Amounts may differ slightly from actual results, due to rounding.
Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Joint Venture Debt
as of December 31, 2008

		Mortgage
Property/Entity		Balance (000’s)	Maturity Date	Interest Rate

DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC (25 assets)	F	$736,559	03/17	5.4475
DDRTC Holdings Pool 3, LLC (17 assets)	F	555,034	03/12	5.480
DDRTC Holdings Pool 5, LLC (12 assets)	V	197,300	02/10	Libor + 65
DDRTC Holdings Pool 6, LLC
Walks at Highwood Preserve I & II	F	3,700	05/09	4.372
Aiken Exchange	F	7,350	05/09	4.372
Oak Summit	F	8,200	06/09	4.272
Wytheville Commons	F	5,590	06/09	4.302
Heritage Pavilion	F	21,500	07/09	4.460
Columbiana Station	F	25,900	06/10	4.040
Warwick Center	F	16,939	06/10	4.130
Fayette Pavilion I & II	F	53,250	07/10	5.620
North Hill Commons	F	2,475	11/10	5.240
Cox Creek Shopping Center	F	14,210	03/12	7.090
Cypress Trace	F	16,000	04/12	5.000
Waterfront Marketplace	F	28,990	08/12	6.350
Waterfront Town Center	F	38,193	08/12	6.350
Creeks at Virginia Center	F	25,777	08/12	6.370
Willoughby Hills Shopping Center	F	14,057	07/18	6.980

DDR Domestic Retail Fund I
Paradise Promenade, Davie, FL	F	6,400	06/09	4.322
Village Ctr, Racine, WI	F	13,200	04/10	4.440
West Falls Plaza, West Patterson, NJ	F	11,075	06/10	4.685
Southampton Village, Tyrone, GA	F	6,700	05/11	4.663
Village Center Outlot, Racine, WI	F	2,070	07/11	5.170
Center Pointe Plaza, Easley, SC	F	4,250	08/11	5.320
Shoppes on the Ridge, Lake Wales, FL	F	9,628	12/11	4.740
Publix Brooker Creek, Palm Harbor, FL	F	5,000	12/11	4.610
Watercolor Crossing, Santa Rosa, FL	F	4,355	01/12	4.760
Heather Island Plaza, Ocala, FL	F	6,155	12/12	5.001
Hilliard Rome, Columbus, OH	F	11,033	01/13	5.870
Boynton Beach, FL (Meadows Square)	F	2,918	07/13	6.720
DDR Domestic Retail Fund I (25 assets)	F	885,000	07/17	5.600

DDR Macquarie (1)(2)
$305 Million Revolving Credit Facility (10 assets)	V	237,800	04/10	Libor + 40
	F	9,100	04/10	3.938
	F	20,000	04/10	4.360
Secured Portfolio Financing (7 assets)	F	268,000	09/15	6.400
	V	65,320	09/11	Libor + 240
Secured Portfolio Financing (8 assets)	F	165,250	06/09	4.180
	V	7,660	06/09	Libor + 84
BJ’s Clarence	F	4,337	03/22	7.070
Joann Transit	F	2,177	08/13	6.250
New Hartford Consumer Square	F	30,073	11/18	5.750
Birmingham, AL (Riverchase)	F	7,493	01/13	5.500
DDR Macquarie Longhorn Holdings (4 assets)	F	85,000	01/12	4.910
DDR Macquarie Longhorn Holdings II (7 assets)	F	157,250	04/10	4.822
	V	3,570	04/10	Libor + 85
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Joint Venture Debt
as of December 31, 2008 (con’t)

		Mortgage
Property/Entity		Balance (000’s)	Maturity Date	Interest Rate

DDR Macquarie (1)(2)
DDR Macquarie Longhorn Holdings III (3 assets)	F	$39,300	04/10	5.098

Macquarie DDR US Trust Credit Facility	V	48,365	03/10	Libor + 100

DDR MDT PS, LLC (7 assets)	F	86,000	07/13	6.004

Coventry II DDR Bloomfield	V	48,000	12/08	Libor + 250

Coventry II DDR Buena Park	V	61,000	03/10	Libor + 115

Coventry II DDR Fairplain	V	16,000	09/09	Libor + 275

Coventry II DDR Marley Creek	V	10,750	07/10	Libor + 125

Coventry II DDR Merriam Village (3)	V	17,039	10/09	Libor + 300

Coventry II DDR Montgomery Farm (4)	V	112,368	07/10	Libor + 300

Coventry II DDR Phoenix Spectrum	V	46,000	01/10	Libor + 70

Coventry II DDR SM	V	84,725	01/10	Libor + 80

	V	32,695	01/10	Libor + 223.65

Coventry II DDR Totem Lakes	V	29,500	09/09	Libor + 275

Coventry II DDR Tri County	F	154,587	02/15	5.655

	F	11,741	02/15	10.304

Coventry II DDR Ward Parkway	V	35,000	11/09	Libor + 350

Coventry II DDR Westover Marketplace	V	20,856	07/09	Libor + 125

RVIP III B
Deer Park, IL	F	60,000	10/11	5.590

RVIP VII (2 assets)	V	72,120	04/10	Libor + 125

RVIP VIII	V	23,356	01/10	Libor + 100

DPG Realty Holdings, LLC
Tonawanda, NY	F	4,984	05/17	7.630
Tonawanda, NY	F	4,635	06/21	7.660

TRT DDR Holdings I LLC (3 assets)	F	110,000	05/17	5.510

Inland SAU Retail Fund, LLC
Blockbuster	F	993	10/10	4.890
Cascade Crossing	F	4,954	10/10	4.890
Hickory Flat Village	F	8,689	10/10	4.890
Flat Shoals Crossing	F	6,063	10/10	4.760
Deshon Plaza	F	6,038	10/10	4.760
Shops at John’s Creek	F	2,762	10/10	4.890
Waynesboro Commons	F	3,178	10/10	4.890
Brookhaven	F	10,397	12/10	4.890
Lewandowski Commons	F	12,465	03/11	5.770
South Square	F	12,597	10/12	5.060
North Hampton Market (Phase I & II)	F	10,501	10/12	5.080
Oakland Market Place	F	3,560	10/12	5.040
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Joint Venture Debt
as of December 31, 2008 (con’t)

		Mortgage
Property/Entity		Balance (000’s)	Maturity Date	Interest Rate
Inland SAU Retail Fund, LLC
Shoppes at Wendover II	F	$14,382	10/12	5.060
Crossroads Square	F	4,869	12/12	5.310
Cascade Corners	F	3,979	12/12	5.420
Hilander Village	F	9,404	12/12	5.410
Glenlake Plaza	F	8,234	12/12	5.440
Broadmoor Plaza	F	11,048	12/12	5.440
Milan Plaza	F	2,161	12/12	5.490
West Towne Commons	F	4,797	12/12	5.440
American Way	F	6,662	12/12	5.440
Kroger Junction	F	3,827	12/12	5.440
Kroger Plaza	F	1,806	12/12	5.440
Willowbrook Commons	F	6,998	03/13	5.410
The Point	F	15,800	04/13	5.640
Harper Hill Commons	F	10,350	04/13	5.790
Plaza at Carolina Forest	F	14,203	05/13	5.970
Alexander Pointe	F	5,129	08/13	5.920
Patterson Place	F	20,338	12/13	5.670

Cole DDR MT Independence	F	34,100	01/12	5.950

DDRA Community Centers Five (5 assets)	F	280,000	08/10	5.295

DDR Markaz II (13 assets)	F	150,480	11/14	5.147

Lennox Town Center Limited	F	1,000	06/17	6.440
Columbus, OH	F	26,000	06/17	5.640

Sun Center Limited	F	5,898	05/11	5.420
Columbus, OH	F	12,886	04/11	8.480

DOTRS LLC
Macedonia, OH	F	21,000	08/11	6.050

Jefferson County Plaza, LLC
Arnold, MO	V	3,680	08/12	Libor + 200

Sonae Sierra Brazil Limitadas	V	18,848	02/09	CDI + 45
	F	38,436	12/20	8.500

Central Park Solon LLC	V	3,354	05/09	Libor + 225

RO & SW Realty LLC	F	24,176	06/11	5.960

Total		$5,776,897

			Wtd. Avg.	Wtd. Avg.
Total Joint Venture Debt:			Maturity	Interest Rate

Total Joint Venture Debt:
Fixed Rate		$4,581,591	5.34 years	5.5%
Variable Rate		$1,195,306	1.15 years	2.2%

		$5,776,897	4.47 years	4.8%

DDR’s Proportionate Share:
Fixed Rate		$982,274
Variable Rate		$233,854

		$1,216,129

Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

DERIVATIVE INSTRUMENTS (5)

	Notional Amount(000’s)	Underlying Capital Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$20,000	MDT Revolving Credit Facility	1 mo. LIBOR	3.960%	June 1, 2009
Interest Rate Swap	$50,000	MDT Revolving Credit Facility	3 mo. LIBOR	5.105%	November 17, 2010
Forward Interest Rate Swap	$157,250	MDT Mortgage Debt	1 mo. LIBOR	5.250%	March 9, 2012
Forward Interest Rate Swap	$75,000	MDT Mortgage Debt	1 mo. LIBOR	5.223%	June 1, 2014
Forward Interest Rate Swap	$75,000	MDT Mortgage Debt	1 mo. LIBOR	4.900%	June 2, 2014
Notes:
(1)	The company’s 50% joint venture associated with the Mervyns Portfolio is not reflected as it is consolidated within DDR’s accounts pursuant to FIN 46.

(2)	MDT has entered into a series of swaps to fix the interest rate on floating rate debt in MDT’s revolving credit facility. MDT has also entered into a series of forward swaps in expectation of obtaining fixed rate financing in the future.

(3)	This loan has a LIBOR floor of 2.00%.

(4)	This loan has a LIBOR floor of 1.50%.

(5)	Does not include interest rate caps.
Amounts may differ slightly from actual results, due to rounding.
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the year ended December 31, 2008

Summary of Consolidated Mortgage Principal Payments, Corporate Debt Maturities
and Joint Venture Debt Payments and Maturities (1)
as of December 31, 2008
(000’s)

	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
	Payments	Payments	Payments	Payments	Payments	Payments	Payments	Payments	Payments	Payments	Thereafter	Total
CONSOLIDATED DEBT
Property Mortgages	$159,924	$426,287	$199,985	$112,854	$432,347	$16,593	$26,595	$16,032	$10,559	$7,901	$73,548	$1,482,623
Construction Loans	12,774	32,537	30,618	0	78,888	0	0	0	0	0	0	154,817
Public Debt	226,987	497,881	499,651	928,675	0	0	199,547	0	0	100,000	0	2,452,741

Subtotal	399,685	956,705	730,255	1,041,529	511,235	16,593	226,142	16,032	10,559	107,901	73,548	4,090,181
Revolving Credit Facilities & Term Loan (2)	0	0	1,027,183	800,000	0	0	0	0	0	0	0	1,827,184

Total Consolidated Debt	$399,685	$956,705	$1,757,437	$1,841,529	$511,235	$16,593	$226,142	$16,032	$10,559	$107,901	$73,548	$5,917,363

JOINT VENTURE DEBT
Total JV Debt	$359,010	$1,400,072	$485,633	$854,887	$250,785	$159,910	$425,981	$7,369	$1,765,944	$6,335	$60,970	$5,776,897
DDR’s Proportionate Share	80,384	356,912	118,455	143,928	47,098	31,946	98,522	1,428	313,456	1,321	22,679	1,216,129

Total Consolidated Debt & Proportionate Share JV Debt	$480,069	$1,313,616	$1,875,893	$1,985,457	$558,332	$48,539	$324,664	$17,460	$324,015	$109,221	$96,226	$7,133,492

Notes:

(1)	In situations where the company has options to extend the maturity of a loan, the maturity of the extension period(s) has been assumed for this schedule.

(2)	Balance at December 31, 2008 on credit facilities and term loan. The $1.25 billion JPMorgan Chase facility has one one-year extension option to 2011. The $800 million Key Bank term loan has one one-year extension option to 2012. The $75 million National City Bank facility has one one-year extension option to 2011.
Amounts may differ slightly from actual results, due to rounding.
Summary of Consolidated and Joint Venture Debt Payments and Maturities 6.3

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2008

Corporate Headquarters	Investor Relations
3300 Enterprise Parkway	Francine J. Glandt
Beachwood, Ohio 44122	Toll Free: (800) 258-7289
Main: (216) 755-5500	Direct: (216) 755-5827
Website: www.ddr.com	Cell: (216) 225-4089
Email: fglandt@ddrc.com

Research Coverage
Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Deutsche Bank Securities
Lou Taylor	louis.taylor@db.com	(212) 250-4912

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Jehan Mahmood	jehan.mahmood@gs.com	(212) 902-2646

Green Street Advisors
Jim Sullivan	jsullivan@greenstreetadvisors.com	(949) 640-8780
Nick Vedder	nvedder@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1142

Macquarie
David Wigginton	dave.wigginton@macquarie.com	(212) 231-6380

Merrill Lynch
Steve Sakwa	steve_sakwa@ml.com	(212) 449-0335
Craig Schmidt	craig_schmidt@ml.com	(212) 449-1944

JP Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689
Joe Dazio	joseph.c.dazio@jpmorgan.com	(212) 622-6416

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(216) 378-7625
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

UBS
Jeff Spector	jeffrey.spector@ubs.com	(212) 713-6144
Lindsay Schroll	lindsay.schroll@ubs.com	(212) 713-3402

Wachovia Securities
Jeff Donnelly	jeff.donnelly@wachovia.com	(617) 603-4262
Robert Laquaglia	robert.laquaglia@wachovia.com	(617) 603-4280
Investor Contact Information 7.0